Exhibit 10.57

Execution Copy

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

ID&T/SFX NORTH AMERICA LLC

a Delaware limited liability company

Dated August 8, 2013

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

i

6.2	Powers	29

6.3	Qualifications, Number and Appointment	29

6.4	Term	29

6.5	Removal	29

6.6	Resignation	30

6.7	Vacancies	30

6.8	Meetings	30

6.9	Action by the Board	31

6.10	Compensation	32

6.11	Committees	32

ARTICLE 7 OFFICERS		32

7.1	Qualifications and Appointment	32

7.2	Authority and Responsibility of Officers	33

7.3	Removal, Resignation and Filling of Vacancy of Officers	34

7.4	Compensation of Officers	35

ARTICLE 8 CERTAIN OPERATIONS OF THE COMPANY		35

8.1	Promotion of Events	35

8.2	Certain SFX-Promoted Events	36

8.3	Allocation of Brand License Fees	36

8.4	Promotion of Events by the Company	36

8.5	Certain Company Expenses	36

8.6	Affiliate Transactions	37

8.7	Payment of the NAJV Loan	37

ARTICLE 9 ALLOCATIONS		37

9.1	Allocations of Net Profits and Net Losses	37

9.2	Special Allocations	38

9.3	Other Allocation Rules	39

9.4	Tax Allocations; Code Section 704(c) Allocations	40

ARTICLE 10 DISTRIBUTIONS		41

10.1	Tax Distributions	41

10.2	Other Distributions	41

10.3	Withholding	41

ARTICLE 11 BOOKS, RECORDS, ACCOUNTING AND FINANCIAL STATEMENTS		42

11.1	Reporting and Accounting	42

11.2	Financial Statements; Accounting	42

ARTICLE 12 TAX MATTERS		43

12.1	Tax Matters Member	44

12.2	Tax Returns, Information Returns to Members	44

12.3	Partnership Status for Income Tax Purposes	44

12.4	Section 754 Election	45

ARTICLE 13 TRANSFER OF UNITS, ECONOMIC INTERESTS, AND OTHER SECURITIES		45

13.1	Restriction on Transfers	45

13.2	Permitted Transfers	45

13.3	Prohibited Transfers	46

13.4	Rights of Assignees	47

13.5	Admission of Assignees as Members; Joinder of Additional Parties	48

13.6	Withdrawal of Members Upon Admission of Assignee	48

13.7	Incapacity of Member	49

13.8	Death of a Member	49

ARTICLE 14 FIDUCIARY DUTIES, EXCULPATION, INDEMNIFICATION AND INSURANCE		49

14.1	Standards of Conduct	49

14.2	Liability	50

14.3	Exculpation	50

14.4	Indemnification	51

14.5	Expenses	51

14.6	Insurance	52

ARTICLE 15 DISPUTES AND BINDING ARBITRATION		52

15.1	Disputes	52

15.2	Binding Arbitration	53

15.3	Conduct of Parties and Operations	54

ARTICLE 16 CONFIDENTIALITY		54

16.1	Confidentiality Obligations	54

16.2	Certain Limitations on Confidentiality Obligations	55

16.3	Term	55

ARTICLE 17 NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT		55

17.1	Non-Competition	55

17.2	Non-Solicitation	56

17.3	Non-Disparagement	57

ARTICLE 18 DISSOLUTION AND LIQUIDATION		57

18.1	Limitations	57

18.2	Exclusive Causes	57

18.3	Effect of Dissolution	58

18.4	No Capital Contribution upon Dissolution	58

18.5	Liquidation	58

18.6	Deferral; Distribution in Kind	59

ARTICLE 19 MISCELLANEOUS		59

19.1	Notices	59

19.2	Pre-Initial Public Offering Transaction	60

19.3	Amendments; Waivers	61

19.4	Assignment	62

19.5	Governing Law	62

19.6	Consent to Jurisdiction and Venue	62

19.7	Counterparts	63

19.8	Effectiveness	63

19.9	No Third-Party Beneficiaries	63

19.10	Entire Agreement	63

19.11	Captions	63

19.12	Severability	63

19.13	Equitable Relief	64

19.14	Further Assurances	64

19.15	Business Days	64

19.16	Access to Counsel	64

19.17	Employment	64

19.18	Board Action	64

19.19	Waiver of Jury Trial	64

19.20	Effectiveness Conditioned Upon Closing	65

Exhibits

Exhibit A:	Member Schedule
Exhibit B:	Initial Managers
Exhibit C:	Initial Designated Officers
Exhibit D:	Key Company Entity Personnel

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
ID&T/SFX NORTH AMERICA LLC

This Second Amended and Restated Limited Liability Company Operating Agreement of ID&T/SFX North America LLC (f/k/a ID&T North America, LLC) (this “Agreement”), dated as of August 8, 2013 (the “Signing Date”), is made by and among ID&T/SFX North America LLC (f/k/a ID&T North America, LLC), a Delaware limited liability company (the “Company”), One of Us International B.V. (f/k/a ID&T International Holding B.V.), a Dutch limited liability company (“ID&T International”), SFX-IDT N.A. Holding LLC, a Delaware limited liability company (“SFX-IDT N.A. Holding” and, collectively with ID&T International, the “Initial Members”), such other Persons that are holders of Units and that become a party hereto in accordance with the terms hereof (the “Other Members” and, collectively with the Initial Members, the “Members”), One of Us B.V. (f/k/a ID&T Holding B.V.), a company organized under the laws of the Netherlands (“ID&T Holding”), and SFX Entertainment, Inc. (f/k/a SFX Holding Corporation), a Delaware corporation (“SFX”).

A.                                    On October 26, 2012, SFX, ID&T Holding and, for the limited purposes described therein, Robert F.X. Sillerman, entered into a binding term sheet (the “Original NAJV JV Agreement”) that provided for, among other things, the creation of a joint venture between the Initial Members to operate the Business.

B.                                    ID&T International is a direct and wholly owned Subsidiary of ID&T Holding.

C.                                    On December 21, 2012 (the “Formation Date”), (i) ID&T International formed the Company to serve as the joint venture entity contemplated by the Original NAJV JV Agreement by filing the Company’s certificate of formation (the “Original Certificate of Formation”) with the Secretary of State for the State of Delaware and (ii) the Company and ID&T Holding entered into a limited liability company operating agreement of the Company.

D.                                    Pursuant to the Original NAJV JV Agreement, the Closing (as defined in the Original NAJV JV Agreement) was deemed to have occurred as of January 1, 2013 and SFX-IDT N.A. Holding was deemed to have acquired 51% of the outstanding Membership Interests from ID&T International in accordance with the Original NAJV JV Agreement, and on October 26, 2012, SFX paid $12,500,000 to ID&T International as partial consideration therefor.

E.                                     On March 14, 2013, SFX, SFX-IDT N.A. Holding, certain Company Subsidiaries, and ID&T Holding entered into an amendment to the Original NAJV JV Agreement (the “NAJV JV Agreement Amendment”).

F.                                      On March 15, 2013, the Company and the Initial Members entered into an amended and restated limited liability company operating agreement of the Company (the “Prior Agreement”) in order to, among other things, reflect that SFX-IDT N.A. Holding owned 51% of the outstanding Membership Interests and that ID&T International owned 49% of the outstanding Membership Interests.

G.                                    On March 15, 2013, (i) SFX issued to ID&T Holding 2,000,000 shares of SFX Common Stock and (ii) SFX issued to ID&T Holding a warrant to purchase (on a one-for-one basis, subject to adjustment as provided therein) 500,000 shares of SFX Common Stock, in each case with a strike price of $2.50 per share (subject to adjustment as provided therein).

H.                                   On March 15, 2013, in accordance with the NAJV JV Agreement, (i) SFX Intermediate Holdco II LLC, a Delaware limited liability company (the “SFX Lender”), loaned $7,500,000 to the Company (the “NAJV Loan”) and, in turn, the Company paid $7,500,000 to ID&T International as an advance to be repaid by ID&T International in accordance with the NAJV JV Agreement (such advance, the “NAJV Advance”).

I.                                        On March 20, 2013, ID&T Holding and SFX entered into an Option Agreement (as amended by the Option Agreement Side Letter, the “Option Agreement”).

J.                                        In accordance with the Option Agreement, on March 20, 2013, (i) SFX issued to ID&T Holding 2,000,000 shares of SFX Common Stock and (ii) SFX paid to ID&T Holding $2,500,000.

K.                                   Pursuant to the Option Agreement, ID&T Holding granted SFX an option (the “Option”) to acquire a 75% interest in ID&T Holding or in another entity owning the business (other than the Business) conducted by ID&T Holding (ID&T Holding or such other entity, as the case might be, “ID&T Worldwide”), subject to the terms of the Option Agreement.

L.                                     Pursuant to the Option Agreement, ID&T Holding engaged Ernst & Young LLP (“E&Y”) as independent accountants to conduct an audit under United States generally accepted auditing standards (the “US Audit”) of the 2012 Financial Statements, including comparatives to the 2011 financial statements on a US GAAP basis.

M.                                 E&Y completed the US Audit and provided a report to ID&T Holding with respect thereto (the “Audit Report”).

N.                                    On May 24, 2013 (the “Audit Report Delivery Date”), ID&T Holding provided the US Audit to SFX.

O.                                    SFX did not notify ID&T Holding on or prior to the date that is 15 days after the Audit Report Delivery Date that SFX determined to not exercise the Option and SFX was thereby obligated to exercise the Option in accordance with the Option Agreement.

P.                                      Pursuant to this Agreement and subject to the terms hereof, SFX-IDT N.A. Holding is acquiring additional Membership Interests in exchange for its agreement to fund expenses and working capital requirements of the Company pursuant to the terms hereof, such that SFX-IDT N.A. Holding will own 75% of the outstanding Membership Interests upon the execution and delivery of this Agreement.

R.                                    The Parties desire to enter into this Agreement to amend and restate and supersede the terms of the Prior Agreement and, to a certain extent, the NAJV JV Agreement in their entirety to reflect the transactions described above, to reflect the current ownership of the Company, to set forth the manner in which the business and affairs of the Company will be managed, and to set forth the Parties’ respective rights, duties, and obligations with respect to the Company.

The Parties therefore hereby agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1                               Definitions. As used herein, the following capitalized terms have the following respective meanings:

“2012 Financial Statements” means ID&T Holding’s consolidated balance sheet for the fiscal year ended December 31, 2012 and the consolidated statements of operations and cash flows for the fiscal year then ended, together in each case with the notes thereto.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et. seq.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i)

credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)	debit to such Capital Account the items described in paragraphs (4), (5) and (6) of Regulations Section 1.704-1(b)(2)(ii)(d).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) to the extent relevant thereto and is to be interpreted consistently therewith.

“Affiliate” means, with respect to any specified Person, (i) any Person controlling, controlled by, or under common control with such specified Person; (ii) any partner, officer, manager, director (or equivalent), or employee of such specified Person or of any Person described in the immediately foregoing clause (i), or any Family Member of such specified Person; or (iii) any liquidating trust, trustee, or other similar Person for such specified Person that, in the case of a Person that is not an Entity, has been established solely for the benefit of such Person or such Person’s Family Members.

“Agreement” has the meaning set forth in the preamble.

“Allocation Year” means (i) the period commencing on the Signing Date and ending on December 31, 2012, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (i) or (ii) for which the Company is required to allocate Net Profits, Net Losses, and other items of Company income, gain, loss, or deduction pursuant to Article 9.

“Annual Plan” means, with respect to a given Fiscal Year, the annual strategy operating plan and the annual budget for the Company’s operations with respect to such Fiscal Year.

“Approved by the Board,” “Approval of the Board,” “Board Approval,” “determined by the Board,” “determination of the Board,” “Board determination” or similar expressions mean the Requisite Manager Vote, with each Manager acting in such Manager’s sole and absolute discretion, except as otherwise required by Law or any of the Company’s Organizational Documents.

“Approved by the Members,” “Approval of the Members,” “Member Approval,” “determined by the Members,” “determination of the Members,” “Member determination” or similar expressions mean the Requisite Member Vote, with each Member acting in such Member’s sole and absolute discretion, except as otherwise required by Law or any of the Company’s Organizational Documents.

“Arbitrator” has the meaning set forth in Section 15.2(a).

“Assignee” means any Person (i) to which a Member Transfers, in accordance with the terms hereof, all or any part of the Units or Economic Interest that such Member directly holds and (ii) that has not been admitted as a Member pursuant to Section 13.5.

“Assistant Secretary” means the corporate assistant secretary of the Company (if any).

“Assumed Tax Rate” means, for any Fiscal Quarter, 40%, or such higher rate as might from time to time be determined by the Board.

“Audit Report Delivery Date” has the meaning set forth in the recitals.

“Bankruptcy” means the occurrence of any one or more of the events set forth in Section 18-101(1) of the Act.

“Barclays Credit Documentation” means, collectively, (i) the Credit Agreement, dated March 15, 2013, between SFX Intermediate Holdco II LLC, a Delaware limited liability company, SFX Intermediate Holdco I LLC, a Delaware limited liability company, the lenders that are parties thereto, Barclays Bank plc, as Administrative Agent thereunder, and the other parties thereto, and (ii) the other documentation entered into in connection therewith.

“Binding Arbitration” has the meaning set forth in Section 15.1(c).

“Board” has the meaning set forth in Section 6.1.

“Board Meeting” means a meeting of the Board, whether such meeting is regular or special in nature.

“Brands” has, as of a given time, the meaning given to such term in the License Agreement as of such time.

“Business” means (i) the Promotion of Events held or organized in North America and (ii) the license pursuant to the License Agreement of the Brands and of any other assets, including, in the case of each of the foregoing clauses (i) and (ii) video-streaming, web-casting, and broadcasting of Events and marketing and merchandising to the extent directly relating to any Events in each case as conducted by the Company Entities.

“Business Day” means any day that is not a Saturday, that is not a Sunday, and that is not another day on which banks in the State of New York or in Amsterdam, the Netherlands are required or authorized by Law to be closed.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 3.1.

“Capital Contributions” means, with respect to each Member, the aggregate amount of cash and the initial Gross Asset Value of any property (net of liabilities assumed or taken subject to by the Company, without duplication) contributed by or in the name of such Member (including the assets deemed contributed under Section 3.3) in connection with the issuance of Units or otherwise.

“Certificate of Formation” means the Original Certificate of Formation, as amended by the Original Certificate of Formation Amendment.

“CFO” means the Chief Financial Officer of the Company.

“Co-CEO” means a Co-Chief Executive Officer of the Company.

“Co-CEO-Creative” has the meaning set forth in Section 7.1(d).

“Co-CEO-Operations” means the Co-CEO that SFX-IDT N.A. Holding is entitled to appoint pursuant to Section 7.1(c)(i).

“Code” means the United States Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

“Company Affiliate” means any Affiliate of the Company.

“Company Assets” means the Company’s assets (including cash, properties, rights (contractual or otherwise), real property, personal property, tangible property and intangible property).

“Company Entity” means the Company or any Company Subsidiary.

“Company Minimum Gain” has the meaning assigned the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Subsidiary” means any Subsidiary of the Company.

“Competing Activity” means, as of a given time, any business or activity conducted in North America by a Person other than any Company Entity that is or that could reasonably be considered to be competitive with the Business at such time; except that (i) use of the assets set forth in Exhibit C to the Option Agreement, in and of itself, will not be deemed to be a Competing Activity and (ii) ownership of the equity interests in TL HQ and TL Belgium (each as defined in the binding term sheet dated as of June 13, 2013, between M&M Management Vennootschap BVBA, SFX, and ID&T Holding), in and of itself, will not be deemed to be a Competing Activity.

“Confidential Information” means any information (and any document, diagram, computer program, or other tangible embodiments thereof, whether or not marked “confidential” or “proprietary” and whether of a technical nature or otherwise) pertaining to any aspect of the Business or any Company Entity’s customers, suppliers, or others with which any Company Entity has a business relationship, in each case whether conveyed in written, graphic, oral, or physical form, including any Company Entity’s Intellectual Property.

“Contract” means any note, bond, mortgage, indenture, lease, license, contract, agreement, commitment, arrangement, or other consensual obligation, in each case whether written or oral.

“Covered Person” means any Member, any Manager, any Officer, any Person to whom the Board duly delegates management responsibilities, or any Affiliate of a Member.

“Definitive License Agreement” means the definitive license agreement reflecting the License Agreement Binding Terms that is contemplated by the NAJV JV Agreement.

“Depreciation” means, for each Allocation Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such period for U.S. federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such period, then Depreciation means an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted tax basis; except that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such period is zero, then Depreciation is to be determined with reference to such beginning Gross Asset Value using any reasonable method determined by the Board.

“Director” means, with respect to the board of directors (or analogous governing body) of an Entity, a director or analogous member of such board.

“Disability” means a physical disability or mental incapacity that renders a Person unable to direct his or her affairs for a period of 12 consecutive months.

“Dispute” has the meaning set forth in Section 15.1(c).

“Dutch Accounting Principles” means generally accepted accounting principles, in the Netherlands, applied on a consistent basis.

“E&Y” has the meaning set forth in the recitals.

“Economic Interest” means, with respect to a given Unit, the right with respect to such Unit to share in the Net Profits, Net Losses, or similar items of (including items of income, gain, loss, deduction or credit), and to receive distributions from, the Company, but does not include any other rights of with respect to such Unit, including the right to vote or to participate in the management of the Company, or, except as specifically provided herein or as required under the Act, any right to information concerning the business and affairs of the Company.

“Entity” means a Person that is not an individual.

“Equity Interests” means, with respect to an Entity, the capital stock or other equity interests issued or issuable by such Entity.

“Event” means any festival, concert, or other event offered under any of the Brands and taking place in North America.

“Fair Market Value” means, with respect to an asset, business or enterprise, and except as otherwise expressly provided herein, the fair market value of such asset, business or enterprise, as determined in good faith by the Board.

“Family Member” means, with respect to a Person, any parent, spouse, child, brother, sister, or other relative with a relationship (by blood, marriage, or adoption) not more remote than the first cousin of such Person.

“Fiduciary Party” has the meaning set forth in Section 14.1(a).

“Finkel” means Shelly Finkel.

“Fiscal Quarter” means, as the case might be, the quarterly period ending March 31, June 30, September 30, or December 31, as the same might be from time to time changed by the Board. The Parties intend that the Company’s Fiscal Quarter at a given time will be the same as SFX’s fiscal quarter at such time.

“Fiscal Year” means the annual period ending December 31, as the same might be from time to time changed by the Board. The Parties intend that the Company’s Fiscal Year will be the same as SFX’s fiscal year (as might from time to time be adjusted).

“Floating Rate” means, with respect to an SFX Capital Contribution and distribution that is made pursuant to Section 10.2, a percentage (as might be from time to time adjusted, in accordance with Section 10.2) equal to (i) the Prime Rate determined at the beginning of each fiscal quarter for each fiscal quarter during the period commencing on the date on which such SFX Capital Contribution was made and ending on the date of the distribution, plus (ii) 7.25%.

“Formation Date” has the meaning set forth in the recitals.

“Governmental Authority” means any of the following: (a) the United States of America, the Netherlands, Belgium, or any other country; (b) any state, commonwealth,

province, territory, or possession of any of the foregoing and any political subdivision thereof (including counties and municipalities); and (c) any agency, authority, or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, board, arbitrator, or panel of arbitrators.

“Gross Asset Value” means, with respect to any asset, the adjusted basis of the asset for U.S. federal income tax purposes, except as follows:

(i)	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset;

(ii)

the Gross Asset Values of Company Assets shall be adjusted to equal their respective gross Fair Market Values (taking Code Section 7701(g) into account), as reasonably determined by the Board as of the following times: (A) the acquisition of an additional interest in the Company by a new or existing Member in exchange for a more than de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (D) the issuance of a Unit or Units in exchange for services rendered or to be rendered; except that an adjustment described in clause (A), (B) and (D) of this paragraph shall be made only if the Board reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(iii)

the Gross Asset Value of any Company Asset distributed to any Member shall be adjusted to equal the gross Fair Market Value (taking Code Section 7701(g) into account) of such Company Asset on the date of distribution as reasonably determined by the Board; and

(iv)

the Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company Assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of “Net Profits” and “Net Losses” or Section 9.2(g); except that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment pursuant to paragraph (ii) of the definition of “Gross Asset Value” is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) of the definition of “Gross Asset Value,” then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

“Guarantee” of or by any Person (any such Person, a “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (any such Person, a “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, Securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of such primary obligor so as to enable such primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation.

“ID&T-Designated Manager” has the meaning set forth in Section 6.3(b)(i).

“ID&T-Designated Officers” has the meaning set forth in Section 7.1(d).

“ID&T Holding” has the meaning set forth in the recitals.

“ID&T International” has the meaning set forth in the recitals.

“ID&T Parties” means ID&T International and the Ultimate ID&T Shareholders, collectively.

“ID&T Units” means, at a given time, the Units directly held by ID&T International at such time.

“ID&T Worldwide Entity” means, as of any time after the closing of the transactions contemplated by the Option Agreement, ID&T Worldwide or any Subsidiary of ID&T Worldwide at such time.

“ID&T Worldwide” has the meaning set forth in the recitals.

“Incapacity” means, with respect to a specified Person, the Bankruptcy, death, Disability, adjudication of incompetence, dissolution or termination, as the case might be, of such Person.

“Indebtedness” means, with respect to a specified Person and without duplication: (i) all Liabilities of such Person for borrowed money or with respect to deposits or advances of any kind; (ii) all Liabilities of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all Liabilities of such Person upon which interest charges are customarily paid; (iv) all Liabilities of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (v) all Liabilities of such Person in respect of the deferred purchase price of property or services or other similar contingent payment Liabilities; (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (vii) all

Guarantees by such Person of Indebtedness of others; (viii) all capitalized lease obligations of such Person; (ix) all Liabilities of such Person as an account party in respect of letters of credit and letters of guaranty; (x) all Liabilities of such Person in respect of bankers’ acceptances; (xi) the Indebtedness of any other Entity to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; and (xii) any interest, fees and other expenses with respect to any of the foregoing.

“Indirect Interest” means (i) with respect to SFX, any Security that SFX or any SFX Intermediate Entity holds in SFX-IDT N.A. Holding or in any SFX Intermediate Entity, and (ii) with respect to ID&T International, any Security that an Ultimate ID&T Shareholder or an Intermediate Entity with respect to an Ultimate ID&T Shareholder holds in ID&T International or in any Intermediate Entity.

“Initial Members” has the meaning set forth in the preamble.

“Initial Parties” means the Parties, other than any Other Members.

“Initial Public Offering” means a registered public offering of Securities of (i) any Company Entity or (ii) any Newco.

“Intellectual Property” means, collectively: (i) all inventions (whether or not reduced to practice), and all improvements thereto, and all Patents; (ii) all Trademarks, all goodwill associated therewith, and renewals or extensions in connection therewith; (iii) all works of authorship, all copyrights and moral rights relating thereto and all applications, registrations and renewals in connection therewith; (iv) all mask works and all applications, registrations and renewals in connection therewith; (v) all trade secrets and confidential business information (including confidential ideas, research and development, know how, show how, methods, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), invention disclosures, technology, discoveries, improvements, specifications, designs, formulae, techniques, technical data and manuals, methods and processes, and all other proprietary information and data; (vi) all internet domain names and registrations therefor; (vii) all copies and tangible embodiments of each of the foregoing (in whatever form or medium); (viii) all modifications, improvements and derivatives of each of the foregoing; and (ix) the right to seek past, present and future damages, including with respect to third-party infringement and misappropriation.

“Intermediate Entity” means, with respect to a Person, any Subsidiary of such Person that directly or indirectly owns equity Securities in the Company.

“IRS” means the United States Internal Revenue Service.

“JAMS” means JAMS, Inc.

“Jansen” means Jeroen Jansen.

“Joinder Agreement” means a joinder agreement pursuant to which the Person signing such joinder agreement agrees to become a party hereto, subject to the rights and obligations hereunder, in a form satisfactory to the Board.

“Key Company Entity Contact” means: (i) any Director, manager, officer, executive, employee, consultant, customer, supplier, or creditor of any Company Entity; (ii) any Person with which any Company Entity has a material business relationship; (iii) any licensor of any material right to any Company Entity; and (iv) any licensee of any material right from any Company Entity.

“Key SFX Entity Contact” means: (i) any Director, manager, officer, executive, employee, consultant, customer, supplier, or creditor of any SFX Entity; (ii) any Person with which any SFX Entity has a material business relationship; (iii) any licensor of any material right to any SFX Entity; and (iv) any licensee of any material right from any SFX Entity.

“Law” means any statute, law, regulation, ordinance, executive order, Order, stipulation, injunction, administrative order, common law doctrine, or other regulation or rule of any Governmental Authority.

“Lender” means a lender or other provider of credit or other financing.

“Liabilities” means direct or indirect liability, Indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, or responsibility, whether accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, secured or unsecured.

“License Agreement” means: (i) prior to the entry into the Definitive License Agreement by the parties thereto, the License Agreement Binding Terms; and (ii) after the entry into the Definitive License Agreement by the parties thereto, the Definitive License Agreement.

“License Agreement Binding Terms” means, collectively: (i) the terms of the Original NAJV Agreement set forth in the section thereof entitled “LICENSE AGREEMENT”; (ii) the terms of the Original NAJV JV Agreement set forth in the first bullet point of the section thereof entitled “THE TRANSACTIONS” (it being understood that SFX and ID&T Holding have not entered into the Definitive License Agreement at the Closing (as defined in the Original NAJV JV Agreement)); (iii) the terms of the Original NAJV JV Agreement set forth in the section thereof entitled “JV INCOME”; and (iv) the terms of the Original NAJV JV Agreement set forth in paragraph (d) in the section thereof entitled “NON-COMPETE; NON-SOLICIT”.

“Lien” means any security interest (whether or not perfected), pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, grant of a power to confess judgment, conditional sale, trust receipt or other title retention agreement (including any lease in the nature thereof), lien, charge, encumbrance, claim, reservation, restriction (including any limitation on a voting right), right of first refusal or first offer or other third-party right, option, license, hypothecation, assessment, covenant, right-of-way, encroachment, easement, tenancy, equity or other similar arrangement or interest in or with respect to real or personal property (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor under the Uniform Commercial Code or any comparable Law).

“Liquidation Assets” has the meaning set forth in Section 18.5(b)(ii).

“Liquidation FMV” has the meaning set forth in Section 18.5(b)(ii).

“Liquidation Statement” has the meaning set forth in Section 18.5(b)(ii).

“Liquidator” has the meaning set forth in Section 18.5(a).

“Managers” has the meaning set forth in Section 6.1.

“Member” has meaning set forth in the preamble.

“Member Meeting” means a meeting of the Members, whether such meeting is regular or special in nature.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means that amount determined in accordance with the principles of Regulations Section 1.704-2(i)(3) pertaining to “partner nonrecourse debt minimum gain.”

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Member Schedule” means Exhibit A.

“Membership Interest” means, with respect to a Member, such Member’s entire ownership interest in the Company, including such Member’s Economic Interest, all rights to vote and otherwise participate in the affairs of the Company, as applicable, and the rights to all benefits to which such Member is entitled as provided herein, together with the obligations of such Member to comply with all of the terms hereof.

“Merge” means, with respect to a Person, the effectuation of a Merger of such Person with or into any other Person. “Merging” has a correlative meaning.

“Merger” means a merger, consolidation, combination, or amalgamation.

“NAJV Advance” has the meaning set forth in the recitals.

“NAJV JV Agreement” means the Original NAJV JV Agreement, as amended by the NAJV JV Agreement Amendment.

“NAJV JV Agreement Amendment” has the meaning set forth in the recitals.

“NAJV Loan” has the meaning set forth in the recitals.

“Net Profits” and “Net Losses” mean, for each Allocation Year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such Allocation Year or other period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)                                     any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be included;

(ii)                                  any expenditures of the Company described in Code Section 705(a)(2)(B) (including expenditures treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)), and not otherwise taken into account in computing Net Profits or Net Losses, shall be subtracted;

(iii)                               if the Gross Asset Value of any Company Asset is adjusted pursuant to paragraphs (ii) or (iii) of the definition of “Gross Asset Value,” then the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of such Company Asset) or an item of loss (if the adjustment decreases the Gross Asset Value of such Company Asset) from the disposition of such Company Asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

(iv)                              gain or loss resulting from any disposition of Company Assets, with respect to which gain or loss is recognized for U.S. federal income tax purposes, shall be computed by reference to the Gross Asset Value of the Company Assets disposed of, notwithstanding that the adjusted tax basis of such Company Assets differs from its Gross Asset Value;

(v)                                 in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year or other period, computed in accordance with the definition thereof;

(vi)                              to the extent an adjustment to the adjusted tax basis of any Company Assets pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such Company Asset) or loss (if the adjustment decreases the basis of such Company Asset) from the disposition of such Company Asset and shall be taken into account for purposes of computing such Net Profits or Net Losses; and

(vii)                           notwithstanding any other provision of this definition, any items that are specially allocated under Section 9.2 shall not be taken into account in computing Net Profits or Net Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 9.2 shall be determined by applying rules analogous to those set forth in paragraphs (i) through (vi) above.

“Newco” means any Entity formed for the purpose of effecting an Initial Public Offering, including any Entity into which a Company Entity is converted.

“Newco Shares” has the meaning set forth in Section 19.2(a).

“Non-Competition Agreement” means any employment agreement or non-competition agreement, in each case (i) that contains non-competition obligations, (ii) that is entered into in connection with the transactions contemplated by the Option Agreement, and (iii) that is in a form that SFX has approved.

“Non-Designated Officer” means any Officer that is not an ID&T-Designated Officer and that is not a SFX-Designated Officer.

“Nonrecourse Deductions” has the meaning assigned to the term “nonrecourse deductions” in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Notice” has the meaning set forth in Section 19.1.

“Officer” means an officer of the Company appointed in accordance with the terms hereof.

“Option” has the meaning set forth in the recitals.

“Option Agreement” has the meaning set forth in the recitals.

“Option Agreement Side Letter” means the side letter, dated July 17, 2013, between SFX and ID&T Holding, which amends the terms of the Option Agreement.

“Order” means any award, injunction, judgment, decree, order, writ, determination, ruling, subpoena or verdict or other decision issued, promulgated or entered by any Governmental Authority of competent jurisdiction.

“Organizational Documents” means, with respect to any Entity, such Entity’s certificate of incorporation, shareholders’ register, articles of incorporation, bylaws, articles of organization, constitution, partnership agreement, limited liability company agreement, formation agreement, trust agreement, and other similar organizational documents of such Entity (including, with respect to the Company, the Certificate of Formation and this Agreement).

“Original Certificate of Formation” has the meaning set forth in the recitals.

“Original Certificate of Formation Amendment” means the amendment, dated March 1, 2013, to the Original Certificate of Formation.

“Original NAJV JV Agreement” has the meaning set forth in the recitals.

“Other Members” has the meaning set forth in the preamble.

“Parties” has the meaning set forth in the preamble.

“Patents” means all letters patent and pending applications for, and disclosures related to, patents of any jurisdictions throughout the world and all reissues, reexaminations, divisions, continuations and extensions thereof.

“Permitted Court” has the meaning set forth in Section 19.6.

“Permitted Transfer” has the meaning set forth in Section 13.2.

“Person” means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, or Governmental Authority.

“Pre-existing Confidentiality Agreements” means, collectively, (i) the Confidentiality Agreement, dated as of May 17, 2012, between SFX and ID&T Holding and (ii) the Mutual Confidentiality and Non-Circumvention Agreement, dated as of October 13, 2012, between SFX and ID&T Holding.

“Pre-Initial Public Offering Transaction” means any of the following actions taken in anticipation of or otherwise in connection with an Initial Public Offering: (i) a transfer of all or substantially all of the Company Assets or Units to a Newco; (ii) a merger or consolidation of any Company Entity into or with a Newco or (iii) another restructuring of all or substantially all of the Company Assets or Units into a Newco, including by way of the conversion of the Company into a corporation.

“Preferred Return” has the meaning set forth in Section 10.2(a).

“Prime Rate” means, with respect to a given date, the prime rate most recently published in the Wall Street Journal as of such date.

“Prior Agreement” has the meaning set forth in the recitals.

“Promote” means to promote, market, produce, develop, originate, use, sell, exploit and operate. The terms “Promoting” and “Promotion” has a correlative meaning.

“Q-Dance” means Q-Dance, an international music event organizer with a market focus on the harder styles in electronic dance music.

“Qualified IPO” means the sale of shares pursuant to a registration statement declared effective by the SEC under circumstances in which the SFX common stock is accepted for listing on the NASDAQ Global Market or the New York Stock Exchange.

“Quorum” means:

(i)            in the case of a Member Meeting, the presence at such Member Meeting of all of the Members; and

(ii)           in the case of a Board Meeting, any of the following constitutes a “Quorum”: (A) the presence at such Board Meeting of at least one SFX-Designated Manager and at least one ID&T-Designated Manager; or (B) at any reconvened Board Meeting where a Quorum described in clause (A) was not present at the original Board Meeting and all of the Managers received (or waived) proper notice of such reconvened Board Meeting, the presence at such Board Meeting of either (I) a number of Managers constituting a majority of the number of Managers that comprise the full Board (without vacancies) or (II) at least one SFX-Designated Manager and at least one ID&T-Designated Manager.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code.

“Regulatory Allocations” has the meaning set forth in Section 9.2(h).

“Requisite Manager Vote” means (i) with respect to Simple-majority Matters, the affirmative vote or consent of a number of Managers constituting a majority of the number of Managers that comprise the full Board (without vacancies) and that are entitled to vote at a Board Meeting at which a Quorum is present and (ii) with respect to matters other than Simple-majority Matters, the affirmative vote or consent of all Managers present and entitled to vote at a Board Meeting at which a Quorum is present.

“Requisite Member Vote” means the affirmative vote or consent of all Members entitled to vote at a Member Meeting at which a Quorum is present.

“Restricted Party” means any ID&T Party or any Other Member.

“Restricted Period” means, with respect to a Party (other than the Company), the period commencing on the date on which such Party becomes a Party and ending on (and including) the date that is the two-year anniversary of the first date on which such Party no longer holds, whether directly or indirectly (including through such Party’s ownership of any equity or other interest in any Entities), any Equity Interests in the Company.

“SEC” means the United States Securities and Exchange Commission.

“Secretary” means the corporate secretary of the Company (if any).

“Securities Act” means the United States Securities Act of 1933.

“Security” means a “security,” as defined in Section 2(a)(1) of the Securities Act.

“Senior Representatives” means Robert F.X. Sillerman and Duncan Stutterheim, collectively.

“SFX” has the meaning set forth in the preamble.

“SFX Common Stock” means common stock, par value $0.001 per share, of SFX.

“SFX Capital Contribution” means a capital contribution of cash or a capital contribution of other assets that are used to pay for expenses or working capital necessary to fund Events or the other aspects of the Business that SFX-IDT N.A. Holding has made or makes to the Company.

“SFX-Designated Manager” has the meaning set forth in Section 6.3(b)(ii).

“SFX-Designated Officers” has the meaning set forth in Section 7.1(c).

“SFX Entity” means, as of a given time of determination, SFX or any Subsidiary of SFX at such time, including any ID&T Worldwide Entity and any Company Entity.

“SFX-IDT N.A. Holding” has the meaning set forth in the preamble.

“SFX Lender” has the meaning set forth in the recitals.

“SFX Parties” means, collectively, SFX-IDT N.A. Holding, SFX, and any other Person that becomes bound as an “SFX Party” hereunder in accordance with the terms hereof.

“Signing Date” has the meaning set forth in the preamble.

“Simple-majority Matter” means any of the following matters:

(i)                                     the determination or approval of the nature and terms of any credit or other financing arrangement (whether such arrangement is a Third-Party Financing Arrangement or is provided by an SFX Entity), but only if (A) the Board has determined (which determination is not a Simple-majority Matter) that the Company requires financing generally and (B) such credit or other financing arrangement is on terms that are reasonably consistent with terms that would reasonably be expected to be available from a Lender that is not an Affiliate of SFX;

(ii)                                  the approval of the budget for the Company’s consolidated gross annual spending for a specified Fiscal Year; except that:

(A)                               the approval of line items in Event budgets is not a Simple-majority Matter, and

(B)                               the approval of the budget for the Company’s consolidated gross annual spending in a specified Fiscal Year is not a Simple-majority Matter if such budget is less than the budget for the Company’s consolidated gross annual spending for the Fiscal Year that is immediately prior to such specified Fiscal Year, unless (1) the Company’s consolidated earnings before interest, taxes, depreciation, and amortization (determined in accordance with US GAAP, consistently applied) for such prior Fiscal Year declined compared to the Fiscal Year that is two years prior to such specified Fiscal Year and (2)  the budget for the Company’s consolidated gross annual spending for such specified Fiscal Year contemplates a corresponding reasonable reduction in expenses; and

(iii)                               the hiring and firing of personnel of any of the Company Entities, other than those individuals set forth in Exhibit D.

“SPA” means the Stock Purchase Agreement, dated the Signing Date, between SFX and One of Us Holding B.V., a company organized under the laws of the Netherlands.

“SPA Closing” means the Closing, as defined in the SPA.

“Specified Person” has the meaning set forth in Section 14.4(b).

“Subsidiary” means, with respect to any specified Person and at a given time, an Entity of which such specified Person owns at such time, directly or indirectly, 50% or more of the outstanding capital stock or other equity interests of such Entity, the holders of which are (i) generally entitled to vote for the election of the board of Directors or other governing body of such Entity or (ii) generally entitled to share in the profits or capital of such Entity.

“Suit” means any claim (including any complaint, counterclaim, or cross-claim), suit, litigation, or other proceeding by or before or otherwise involving any court, in each case whether sounding in contract, tort, or otherwise.

“Surplus Cash” means, as of a given time, the amount of the Company’s cash on hand.

“Tax Distribution” has the meaning set forth in Section 10.1.

“Tax Matters Member” has the same meaning as “tax matters partner” as defined in Code Section 6231(a)(7).

“Third-Party Financing Arrangement” means a credit or other financing arrangement with one or more Lenders that is not an Affiliate of SFX, through which financing is provided or actually available to the Company (regardless of whether such financing is provided or actually available from such Lender directly to the Company or from such Lender ultimately to the Company through one or more SFX Entities).

“Trademarks” means trademarks, service marks, trade dress, fictional business names, trade names, commercial names, certification marks, collective marks, and other proprietary rights to any words, names, slogans, symbols, logos, devices, or combinations thereof used to identify, distinguish and indicate the source or origin of goods or services; registrations, renewals, applications for registration, equivalents and counterparts of the foregoing; and the goodwill of the business associated with each of the foregoing.

“Transfer” means, with respect to any Security (including any Unit) or Economic Interest, (i) a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest,

hypothecation, issuance or other transfer or disposition by any other means, whether for value or not and whether voluntary or involuntary (including by operation of law), with respect to such Security or Economic Interest, respectively, (ii) the entry into a Contract that would afford a Person (other than the direct holder of such Security or Economic Interest, respectively) the right to direct all or a portion of the voting rights, or to receive all or a portion of the economic benefits, with respect to such Security or Economic Interest, respectively, or (iii) the entry into a Contract to do any of the events described in the foregoing clauses (i) and (ii). Used as a verb, “Transfer” means effecting any of the foregoing actions described in this definition.

“Ultimate ID&T Shareholders” means, collectively, those Persons, upon such Persons becoming Parties, that directly or indirectly hold any equity Securities in: (i) ID&T International; and/or (ii) any Affiliates of ID&T International or any Affiliates of ID&T Holding, in each case for purposes of this clause (ii) that directly hold membership interests in the Company.

“Ultimate Shareholders” means SFX and the Ultimate ID&T Shareholders, collectively.

“Units” means any units representing Membership Interests that the Company might issue from time to time. Any reference herein to a “Unit” is deemed to also be a reference to the Membership Interest represented by such Unit.

“US Audit” has the meaning set forth in the recitals.

“US GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“US GAAS” means United States generally accepted auditing standards, applied on a consistent basis.

“van Straalen” means Ritty van Straalen.

1.2                               Interpretation; Construction.

(a)                                 Except as otherwise expressly provided herein: (i) in instances in which a word or phrase is defined herein, each of the other grammatical forms of such word or phrase, respectively, has a correlative meaning; (ii) the terms “hereof,” “herein,” “hereunder,” “hereby,” “hereto,” “herewith,” and words of import similar to any of the foregoing are to be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) a reference herein to an “Article,” “Section,” “paragraph,” “Exhibit,” preamble, or recital is a reference to an article, section, paragraph, exhibit, preamble, or recital, respectively, of or to this Agreement; (iv) the words “include,” “includes,” and “including” as used herein are deemed to be followed by the words “without limitation” and the canon of construction ejusdem generis is not to be applied with respect to the construction thereof; and (v) the term “Dollars” and the symbol “$” mean United States dollars.

(b)                                 Unless otherwise expressly provided herein: (i) any reference to a Contract (including this Agreement) and all other contractual instruments is a reference to such Contract or instrument (including all exhibits, schedules, annexes, indices, appendices, and other attachments thereto) as the same might be amended or otherwise modified in accordance with the terms thereof; and (ii) any reference to a Law is a reference to all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Law.

(c)                                  If a Person has an obligation hereunder to not permit or to not cause an Entity from taking a specified action, then: (i) to the extent that such Person is capable of exercising control of such Entity with respect to such specified action or with respect to the actions of such Entity generally, such Person is deemed to have a concurrent obligation to cause such Entity to cease taking such specified action (if applicable) and to refrain from taking such specified action; and (ii) to the extent that such Person is not capable of exercising control of such Entity with respect to such specified action, such Person is deemed to have an obligation not to vote or consent to an action that is inconsistent with such obligation (as if such Person were capable of exercising control of such Entity with respect to such specified action). If a Person has an obligation hereunder to cause an Entity to take a specified action, then, to the extent that such Person is not capable of exercising control of such Entity with respect to such specified action, such Person is deemed to have an obligation not to vote or consent to an action that is inconsistent with such obligation (as if such Person were capable of exercising control of such Entity with respect to such specified action).

(d)                                 The term “control,” as used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Securities, by Contract, or otherwise.

(e)                                  Except as otherwise expressly provided herein, if a Party is expressly or impliedly entitled to exercise discretion hereunder or any rights hereunder, then such Party is permitted to exercise such discretion and rights in such Party’s sole discretion, without considering the interests of any other Person.

(f)                                   The Parties have participated jointly in the negotiation and drafting hereof, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship hereof is not to affect the construction and interpretation hereof.

(g)                                  Each Party acknowledges that the recitals are included for informational purposes and do not constitute part of the agreement between the Parties (other than with respect to setting forth certain definitions). Without limiting the generality of the immediately foregoing sentence, the inclusion of the recitals do not constitute representations or acknowledgments by any Party that any of the circumstances described in the recitals exists, existed, or will exist or that any of the events in the recitals has occurred or will occur. The foregoing sentences set forth in this Section 1.2(g) will not limit or modify any representation or acknowledgment that any Party is making hereunder.

ARTICLE 2

GENERAL

2.1                               Formation of the Company. The Company was formed on the Formation Date as a limited liability company under the Act.

2.2                               Name. The name of the Company and under which the business of the Company is to be conducted is “ID&T/SFX North America LLC”. The Company is permitted to conduct business under one or more fictitious names, in accordance with the Act and as Approved by the Board.

2.3                               Purpose and Powers. The purpose of the Company is to conduct the Business, to engage in any activities necessary, customary, convenient or incidental thereto, and to engage in any other lawful acts Approved by the Board that a Delaware limited liability company is permitted to engage in under the Act.

2.4                               Principal Place of Business. The Company’s principal place of business will be located in New York at an office space that the Company will lease, or at such other location as the Board Approves. The Company is permitted to have other places of business as Approved from time to time by the Board.

2.5                               Term of the Company. The Company commenced its existence on the Formation Date and will continue perpetually until terminated as a result of the dissolution and winding up of the Company in accordance with ARTICLE 18.

2.6                               Statutory Compliance.

(a)                                 Each of the Original Certificate of Formation and the Original Certificate of Formation Amendment has been executed and filed with the Delaware Secretary of State. Any Officer, as an “authorized person” within the meaning of the Act, is hereby authorized, at any time that the Board has Approved and the applicable Members have approved an amendment to the Certificate of Formation, in accordance with the terms hereof, to execute, deliver and file such amendment in accordance with the Act.

(b)                                 The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process for the Company in the State of Delaware. The address of the registered office in Delaware as of the Signing Date is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808 and the Company’s registered agent for service of process at that address as of the Signing Date is Corporation Service Company.

(c)                                  The Company shall qualify to do business in any jurisdiction in which it is required to do so under the laws of such jurisdiction.

2.7                               Initial Annual Plan. SFX, ID&T Holding, and the Initial Members shall cooperate to agree in writing as promptly as practicable after the Signing Date upon the Annual Plan for the Fiscal Year ending December 31, 2013, which, upon being so agreed upon, will be hereby deemed to be duly Approved by the Members and the Board.

2.8                               Nature of Agreement. This Agreement amends and restates the Prior Agreement in its entirety. This Agreement constitutes the Company’s “limited liability company agreement,” as defined under the Act.

ARTICLE 3
ADMISSION OF MEMBERS AND CAPITAL ACCOUNTS

3.1                               Units. The Member Schedule sets forth, as of the date set forth at the top of the Member Schedule, the respective names of, addresses of, and the number of Units held by each Member.

3.2                               Capital Accounts.

(a)                                 The Company shall establish and maintain a separate Capital Account for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv) and in accordance with the following provisions:

(i)                                     To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s allocable share of Net Profits, any items in the nature of income or gain that are specially allocated to such Member under Section 9.2, and the amount of any liabilities of the Company that are assumed by such Member (or liabilities that are secured by any Company Assets distributed to such Member). The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Company by the maker of such note (or a Member related to the maker of such note within the meaning of Regulations Section 1.704-1(b)(ii)(c)) shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of such note or until (and to the extent) principal payments are made on such note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

(ii)                                  To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company Assets distributed to such Member pursuant to any provision hereof (net of liabilities secured by such distributed Company Assets that such Member is considered to assume or take subject to under Code Section 752), such Member’s allocable share of Net Losses, any items in the nature of expenses or losses that are specially allocated to such Member under Section 9.2, and the amount of any liabilities of such Member that are assumed by the Company (or liabilities that are secured by any property contributed by such Member to the Company).

(iii)                               If any interest in the Company is transferred in accordance with the terms hereof, then the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the case of a sale or exchange of an interest in the Company at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax basis of Company Assets required under Code Sections 754 and 743, except as otherwise required or permitted by Regulations Section 1.704-1(b)(2)(iv)(m).

(iv)                              In determining the amount of any liability for purposes of Sections 3.2(a)(i) and (ii), there shall be taken into account Code Section 752(c), and any other applicable provisions of the Code.

(b)                                 The foregoing provisions of this Section 3.2 and the other provisions hereof relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.

(c)                                  If the Board determines that it is prudent to modify the manner in which any debits or credits are made to the Capital Accounts (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any Members), the Board is permitted to make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 18.5 upon the dissolution of the Company.

(d)                                 The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

3.3                               Capital Accounts. The Parties acknowledge that, as of the Signing Date, the respective capital accounts of SFX-IDT N.A. Holding and ID&T International are in a 75% to 25% ratio reflecting the contribution of assets through the Signing Date.

ARTICLE 4
ADDITIONAL CAPITAL, CONTRIBUTIONS, RETURN OF CAPITAL CONTRIBUTIONS AND MEMBER LOANS

4.1                               Additional Capital Contributions.

(a)                                 No Member is hereby required to contribute additional capital to the Company. Notwithstanding the immediately foregoing sentence, if the Board reasonably determines that the Company requires funds to pay for expenses and working capital necessary to fund Events and the other aspects of the Business, then SFX-IDT N.A. Holding shall make an SFX Capital Contribution to the Company in respect of the Units then held by SFX-IDT N.A. Holding in an amount and at such time as the Board reasonably determines; except that SFX-IDT N.A. Holding is not required to make any SFX Capital Contribution to the extent that doing so would constitute a default or an event of default under, or would otherwise violate the terms of, any of the Barclays Credit Documents; provided, that SFX and SFX-IDT N.A. Holding shall use commercially reasonable efforts not to enter into any contracts or agreements so restricting any SFX Capital Contribution.

(b)                                 Subject to the Approval of the Board and any other approval requirement set forth herein or under applicable Law (and only after obtaining the Approval of the Board and any such other approval requirement), the Company is permitted to admit additional Members and to issue (in exchange for additional Capital Contributions or otherwise), on such terms as are Approved by the Board, additional Units. If such issuance was effected in accordance with the terms hereof and the Person to which such Units were issued signs a Joinder Agreement, then the Person to which such Units were issued will thereby be deemed admitted as a Member with respect to such Units, the Member Schedule will thereby be deemed amended to reflect the name of, address of, and the number of Units held by such Member, and any Officer will thereby be permitted to insert a copy of the Member Schedule that reflects such amendments.

(c)                                  All Capital Contributions made to the Company are to be credited to the Capital Account of such Person as and when such Capital Contribution is made, as reflected in the records of the Company. As a result of such Capital Contributions and the admission of each Person as a Member, the Board will have the right, but not the obligation, to adjust the respective Capital Accounts of the Members in accordance with the definition of Gross Asset Value and Regulations Section 1.704-1(b)(2)(iv)(f).

(d)                                 None of the Members have any pre-emptive rights with respect to any issuances of Units.

4.2                               Return of Member Capital Contributions. Except as otherwise provided herein: (a) no Member shall demand or will be entitled to receive a return of, or interest on, its Capital Contributions or Capital Account with respect to the Company; (b) no Member shall withdraw any portion of its Capital Contributions or receive any distributions from the Company as a return of capital on account of such Capital Contributions; and (c) the Company shall not redeem or repurchase the Units of any Member.

4.3                               Member Loans. No Member will be required to make, and each Member shall not make, any loans or otherwise lend any funds to the Company, except as otherwise provided herein. A Member, however, is permitted to provide loans to or for the benefit of the Company from time to time on arm’s-length, commercially reasonable terms and conditions Approved by the Board. Each Member loan will represent a debt of the Company payable or collectible solely from the Company Assets in accordance with the terms and conditions upon which such loan was made. The Company shall repay all permitted Member loans (a) in accordance with any documents and instruments evidencing such loans or (b) absent any such documents or instruments, prior to making any distributions (other than Tax Distributions pursuant to Section 10.1).

4.4                               No Liability of Member for Debts and Obligations of the Company. Except as otherwise required by any non-waivable provision of the Act or other applicable Law, or as provided in any guaranty or other form of credit enhancement by one or more Members, or as set forth in any other written instrument or document signed on or after the Signing Date by one or more of the Members: (a) no Member will be personally liable for any debt, liability or other obligation of the Company; and (b) no Member will, by virtue thereof, have any liability to any Person in excess of (i) the aggregate amount of such Member’s Capital Contributions to the

Company, and (ii) without duplication, its share of any Company Assets and undistributed profits of the Company.

4.5                               Registered Owner. The Company will be entitled to treat a Member as the owner of the Units registered in such Member’s name on the books and records of the Company for all purposes, and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, regardless of whether the Company has actual or other notice thereof.

ARTICLE 5

MEMBERS

5.1                               No Management By Members. Except as expressly set forth in the Act, this Agreement, or the Company’s other Organizational Documents, no Member, in its capacity as such, has any authority or power to bind or to act for or on behalf of the Company.

5.2                               Limited Liability. No Member will be liable to the Company, any creditor of the Company, or any other Person for any Liabilities of the Company, whether arising in contract, tort or otherwise, except as specifically set forth herein or as otherwise agreed to in writing by such Member. No Member will be liable to the Company, any other Member, any creditor of the Company or any other Person for the repayment of amounts received from the Company in its capacity as Member. The failure of the Board to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs hereunder, the Company’s other Organizational Documents or the Act will not be grounds for imposing personal liability on the Members or the Managers for Liabilities of the Company, whether arising in contract, tort or otherwise.

5.3                               Admission of Members. No Person will be admitted to the Company as a Member except in accordance with Section 4.1 (in the case of Persons obtaining Units directly from the Company) or Section 13.5 (in the case of transferees of a permitted Transfer of Units from another Person). No admission of a Member will operate, by virtue thereof, to cause the dissolution of the Company. Any admission that is purportedly effected other than in accordance with this Agreement will be null and void. Upon admission as a Member in accordance with the terms hereof, a Person will have the right, liabilities and obligations of a Member as provided hereunder with respect to the Units held by such Person.

5.4                               Withdrawal or Resignation. Except as otherwise specifically set forth in Section 13.6, no Member is or will be entitled to retire or withdraw from being a Member without the Approval of the Board. No withdrawal of a Member will operate, by virtue thereof, to cause the dissolution of the Company. Any withdrawal that is purportedly effected other than in accordance with this Agreement will be null and void. If any Member withdraws from the Company without the Approval of the Board (other than pursuant to Section 13.6), such Member will not be entitled to receive from the Company any payment as a result of such withdrawal, unless otherwise Approved by the Board.

5.5                               Meetings.

(a)                                 General. Member Meetings that have been called in accordance with Section 5.5(b) or (c) can be held at any place within or outside Delaware, or by remote communication, as might from time to time be fixed by a Requisite Member Vote, or as specified in the notice or waivers of notice thereof. Any one or more Members is permitted to participate in a Member Meeting by means of telephone communications, video conference or similar communications equipment by means of which all persons participating in such Member Meeting can hear each other at the same time. Participation by such means constitutes presence in person at any such Member Meeting.

(b)                                 Regular Member Meetings. Unless otherwise determined by a Requisite Member Vote, the Members are to hold an annual Member Meeting in New York, New York (or at such other place as might be determined by a Requisite Member Vote) and at such time as determined by a Requisite Member Vote.

(c)                                  Special Member Meetings. Special Member Meetings are to be held whenever called by, and at such time and place as fixed by, all of the Members.

(d)                                 Notice. For a Member Meeting to be duly convened, notice of the time and place of such Member Meeting must be given at least two days prior to such Member Meeting pursuant to either oral or written notice to all of the Members (if such Member Meeting is to be held in person) or at least 24 hours prior to such Member Meeting pursuant to oral or written notice to all of the Members (if such Member Meeting is to be held by telephone communications, video conference or similar communications equipment), or (in either case) upon such shorter notice as might be approved by all of the Members. The business to be transacted at, or the purpose of, a Member Meeting need not be specified in the notice of such Member Meeting or waiver of notice thereof.

(e)                                  Waiver of Notice. Attendance by a Member at a Member Meeting will thereby constitute such Member’s waiver of notice of such Member Meeting, unless such Member attends such Member Meeting for the express purpose of objecting, and does so object at the beginning of such Member Meeting, to the transaction of any business at such Member Meeting on the ground that such Member Meeting was not duly called or convened.

(f)                                   Adjourned and Rescheduled Meetings. If a Quorum is not present at a duly called Member Meeting, then the Members present at such Member Meeting are permitted to adjourn the Member Meeting from time to time until a Quorum is present. Members not present at any Member Meeting that has been adjourned and rescheduled must be given notice of the rescheduled Member Meeting in accordance with Section 5.5(d) or waive such notice in accordance with Section 5.5(e).

(g)                                  Recording Member Meetings. The Secretary (if any), or, in his or her absence, the Assistant Secretary (if any), is entitled to be present at each Member Meeting for the purpose of recording the events of such Member Meeting, including the actions taken by the Members thereat. Notice of each Member Meeting (including any adjournment and rescheduling thereof) and the materials to be provided thereat are to be provided to both the Secretary and the Assistant Secretary in the same manner as notice of such Member Meeting and such materials are to be provided to the Members. Neither the presence of the Secretary nor the presence of the Assistant Secretary at a Member Meeting is required in order for such Member Meeting to be duly held, and neither the presence of the Secretary nor the presence of the Assistant Secretary at a Member Meeting is required in order for the Members to take valid action at such Member Meeting. If, at the time of a given Member Meeting, no individual serves as the Secretary and no individual serves as the Assistant Secretary, then the Members shall designate one Member or one Manager to record the events of such Member Meeting.

5.6                               Action by the Members.

(a)                                 Quorum. A Quorum will constitute a quorum for the purpose of transacting business and taking action at a Member Meeting.

(b)                                 Voting. Each Unit is entitled to one vote in respect of matters to be voted on by the Members. If a Quorum is present (either in person or by proxy) at a Member Meeting called in accordance with the terms hereof, then a Requisite Member Vote will be the act of the Members, unless with respect to a given action of the Members a greater percentage is required by Law or any of the Company’s Organizational Documents.

(c)                                  Actions Requiring Member Approval. None of the following actions (other than any actions that are Simple-majority Matters) is to be taken by or on behalf of the Company (other than any action that the Company is otherwise expressly entitled to take pursuant hereto or required to take by applicable Law) without Member Approval:

(i)                                     Merging or permitting the Merger of any Company Entity;

(ii)                                  filing (or causing or permitting any Company Subsidiary to file) a petition in bankruptcy, insolvency, liquidation, proceeding allowing the Company or any Company Subsidiary to suspend its obligations to make payments to creditors, or similar proceeding;

(iii)                               approving an Annual Plan;

(iv)                              incurring (whether directly or through any Company Subsidiaries) any Indebtedness or entering into a Contract with respect to Indebtedness (in each case other than trade debt incurred in the ordinary course of business and other than Indebtedness contemplated by the Annual Plan in effect at the time of determination) totaling in excess of $1,000,000 (or Dollar equivalent with respect to amounts in denominations other than Dollars, calculated in a manner consistent with US GAAP) in the aggregate;

(v)                                 terminating any Contracts to which the Company is a party that provide for Indebtedness totaling in excess of $1,000,000 (or Dollar equivalent with respect to amounts in denominations other than Dollars, calculated in a manner consistent with US GAAP) in the aggregate (or causing or permitting any Company Subsidiary to terminate any such Contract), except to the extent that such termination is contemplated by the Annual Plan in effect at the time of determination;

(vi)                              issuing (or causing or permitting any Company Subsidiary to issue) any Security (including any debt instrument);

(vii)                           acquiring or disposing (or causing or permitting any Company Subsidiary to acquire or dispose of) any controlling interest that the Company (either directly or through one or more Company Subsidiaries) holds in any Entity;

(viii)                        acquiring or disposing (or causing or permitting any Company Subsidiary to acquire or dispose of) any business in which the Company (either directly or through one or more Company Subsidiaries) has a controlling interest in;

(ix)                              entering into or terminating (or causing or permitting any Company Subsidiary to enter into or terminate) any long-term strategic cooperation agreements (including any joint venture arrangement);

(x)                                 amending any of the Company’s Organizational Documents, or causing or permitting the amendment of any Company Subsidiary’s Organizational Documents; or

(xi)                              entering into any Contract, or cause or permitting any Company Subsidiary to enter into any Contract, pursuant to which any action described in this Section 5.6(c) is to be effected.

(d)                                 Deadlocked Member Actions. If any matter that requires Member Approval and that is brought before the Members at a Member Meeting is not duly approved by the Members or if the Members are unable to vote upon a matter at a Member Meeting because of lack of a Quorum for one Member Meeting, then, upon the request of any Initial Member, the Initial Members shall promptly cause such matter to be submitted to their respective Senior Representatives for resolution pursuant to Section 15.1(c).

(e)                                  Action By Written Consent. Any action that the Members are required or permitted to take can be taken without a Member Meeting if Members, the affirmative votes of which would be sufficient to take such action at a duly held Member Meeting at which all Members were present and voted, consent thereto in writing (or by electronic transmission) to the adoption of a resolution authorizing such action. The resolution and the written consents thereto by the applicable Members are to be filed with the minutes of the proceedings of the Members.

ARTICLE 6
BOARD OF MANAGERS

6.1                               Establishment of Board. A board of managers of the Company (the “Board”) comprised of natural persons (the “Managers”) having the powers and duties set forth herein is hereby established. Each Manager is hereby designated as a “manager” (as that term is defined in the Act) of the Company, but no Manager has any rights or powers beyond the rights and powers granted to such Manager in any of the Company’s Organizational Documents.

6.2                               Powers. The Board has general power to control and manage the affairs of the Company and Company Assets in accordance with, and subject to the provisions of, the Act, the Certificate of Formation, and this Agreement. Except as expressly set forth in the Act, this Agreement, or the Company’s other Organizational Documents, no Person has any authority or power to act for or on behalf of the Company without the Approval of the Board.

6.3                               Qualifications, Number and Appointment.

(a)                                 A Manager must be a natural person of at least 18 years of age. A Manager need not be a resident of the State of Delaware.

(b)                                 The Board is to consist of five Managers in total, comprised as follows:

(i)                                     ID&T International will be entitled to designate (subject to SFX-IDT N.A. Holding’s approval, which SFX-IDT N.A. Holding shall not unreasonably withhold, delay, or condition), by providing written notice thereof to the Company and SFX-IDT N.A. Holding, two individuals to serve as Managers (each such Manager, collectively with any replacement of or successor to such Manager, an “ID&T-Designated Manager”), and, upon such designation, such individuals will thereby be appointed as Managers; and

(ii)                                  SFX-IDT N.A. Holding will be entitled to designate (subject to ID&T International’s approval, which ID&T International shall not unreasonably withhold, delay, or condition), by providing written notice thereof to the Company and ID&T International, three individuals to serve as Managers (each such Manager, collectively with any replacement of or successor to such Manager, an “SFX-Designated Manager”), and, upon such designation, such individuals will thereby be appointed as Managers.

(c)                                  Each Member, in its capacity as such, shall from time to time take such action, including voting or causing to be voted of all Units owned or controlled by such Member, as might be necessary to cause the Company to be managed at all times by the Board, comprised as set forth in Section 6.3(b).

(d)                                 Each of the initial Managers is set forth in Exhibit B.

6.4                               Term. Each Manager will serve as a Manager until the earliest of such Manager’s death, resignation, or removal in accordance with the terms hereof.

6.5                               Removal. ID&T International, and only ID&T International, is entitled to remove (in ID&T International’s sole and absolute discretion) any ID&T-Designated Manager by providing notice thereof to the Company and SFX-IDT N.A. Holding and, upon providing such notice, such Manager will thereby be removed as a Manager. SFX-IDT N.A. Holding, and only SFX-IDT N.A. Holding, is entitled to remove (in SFX-IDT N.A. Holding’s sole and absolute discretion) any SFX-Designated Manager by providing notice thereof to the Company and ID&T International, and, upon providing such notice, such Manager will thereby be removed as a Manager.

6.6                               Resignation. A Manager is permitted to resign at any time by giving written notice thereof to the Company and the Initial Members. Any such resignation will take effect at the time of the Company’s receipt thereof or any later effective time specified therein, and, unless otherwise specified therein, the acceptance of the resignation will not be necessary to make it effective.

6.7                               Vacancies. ID&T International will be entitled to designate (subject to SFX-IDT N.A. Holding’s approval which SFX-IDT N.A. Holding shall not unreasonably withhold, delay, or condition) a replacement Manager to fill any vacancy in the manager position previously held by an ID&T-Designated Manager that is caused by the resignation, death, or removal of such ID&T-Designated Manager. SFX-IDT N.A. Holding will be entitled to designate (subject to ID&T International’s approval, which ID&T International shall not unreasonably withhold, delay, or condition) a replacement Manager to fill any vacancy in the manager position previously held by a an SFX-Designated Manager that is caused by the resignation, death or removal of such SFX-Designated Manager.

6.8                               Meetings.

(a)                                 General. Board Meetings that have been called in accordance with Section 6.8(b) or (c) are permitted to be held at any place within or outside Delaware, or by remote communication, as the Board might from time to time fix, or as specified in the notice or waivers of notice thereof. Any one or more Managers are permitted to participate in a Board Meeting by means of a telephone communications, video conference, or similar communications equipment by means of which all persons participating in such Board Meeting can hear each other at the same time. Participation by such means constitutes presence in person at any such Board Meeting.

(b)                                 Regular Board Meetings. Unless otherwise determined by the Board, the Board is to hold an annual Board Meeting in New York, New York (or at such other place as might be fixed by the Board) and at such time as the Board determines. The Board is to hold other regular Board Meetings on a quarterly basis and the Board will set the date, time, and place of such other regular Board Meetings at the annual Board Meeting that is closest in time prior to such other regular Board Meetings. At each regular Board Meeting, the Co-CEOs shall report to the Board regarding the operations of the Company generally and also regarding any matters of concern for the Company. Prior to the end of each Fiscal Year, the Board shall hold one or more Board Meetings to review and approve an Annual Plan for the upcoming Fiscal Year.

(c)                                  Special Board Meetings. Special Board Meetings are to be held whenever called by at least one SFX-Designated Manager and at least one ID&T-Designated Manager at such time and place as fixed by the Managers calling the meeting.

(d)                                 Notice. For a Board Meeting to be duly convened, notice of the time and place of a Board Meeting must be given at least two days prior to such Board Meeting pursuant to either oral or written notice to all of the Managers (if such Board Meeting is to be held in person) or at least 24 hours prior to such Board Meeting pursuant to oral or written notice to all of the Managers (if such Board Meeting is to be held by telephone communications, video conference, or similar communications equipment), or (in either case) upon such shorter notice as might be approved by at least one SFX-Designated Manager and at least one ID&T-Designated Manager. The business to be transacted at, or the purpose of, a Board Meeting need not be specified in the notice of such Board Meeting or waiver of notice thereof.

(e)                                  Waiver of Notice. Attendance of a Manager at a Board Meeting will thereby constitute such Manager’s waiver of notice of such Board Meeting, unless such Manager attends such Board Meeting for the express purpose of objecting, and does so object at the beginning of such Board Meeting, to the transaction of any business at such Board Meeting on the ground that such Board Meeting was not duly called or convened. Any SFX-Designated Manager can waive notice of any Board Meeting on behalf of any other SFX-Designated Manager, and any ID&T-Designated Manager can waive notice of any Board Meeting on behalf of any other ID&T-Designated Manager.

(f)                                   Adjourned and Rescheduled Meetings. If a Quorum is not present at a duly called Board Meeting, then the Managers present at such Board Meeting are permitted to adjourn the Board Meeting from time to time until a Quorum is present. Managers not present at any Board Meeting that has been adjourned and rescheduled must be given notice of the rescheduled Board Meeting in accordance with Section 6.8(d) or waive such notice in accordance with Section 6.8(e).

(g)                                  Recording Board Meetings. The Secretary (if any), or, in his or her absence, the Assistant Secretary (if any), is entitled to be present at each Board Meeting for the purpose of recording the events of such Board Meeting, including the actions taken by the Board thereat. Notice of each Board Meeting (including any adjournment and rescheduling thereof) and the materials to be provided thereat are to be provided to both the Secretary and the Assistant Secretary in the same manner as notice of such Board Meeting and such materials are to be provided to the Managers. Neither the presence of the Secretary nor the presence of the Assistant Secretary at a Board Meeting is required in order for such Board Meeting to be duly held, and neither the presence of the Secretary nor the presence of the Assistant Secretary at a Board Meeting is required in order for the Board to take valid action at such Board Meeting. If, at the time of a give Board Meeting, no individual serves as the Secretary and no individual serves as the Assistant Secretary, then the Board shall designate one Manager to record the events of such Board Meeting.

6.9                               Action by the Board.

(a)                                 Quorum. A Quorum will constitute a quorum for the purpose of transacting business and taking action at a Board Meeting.

(b)                                 Voting.

(i)                                     Each Manager is entitled to one vote in respect of matters to be voted on by the Board.

(ii)                                  If a Quorum is present (either in person or by proxy) at a Board Meeting called in accordance with the terms hereof, then, with respect to a given matter voted upon at such Board Meeting, the Requisite Manager Vote with respect to such matter will be the act of the Board.

(c)                                  Deadlocked Board Actions. If any matter brought before the Board is not duly Approved by the Board or if the Board is unable to vote upon a matter at a Board Meeting because of lack of a Quorum for one Board Meeting, then, upon the request of any Board Member or any Initial Member, the Board and each of the Initial Members shall promptly cause such matter to be submitted to their respective Senior Representatives for resolution pursuant to Section 15.1(c).

(d)                                 Action By Written Consent. Any action that the Board is required or permitted to take can be taken without a Board Meeting if Managers, the affirmative votes of which would be sufficient to take such action at a duly held Board Meeting at which all Managers were present and voted, consent thereto in writing (or by electronic transmission) to the adoption of a resolution authorizing such action. The resolution and the written consents thereto by the applicable Managers are to be filed with the minutes of the proceedings of the Board. Promptly after such filing, the Company shall provide notice of the taking of such action to all Managers who did not sign such consent (or who did not consent thereto by electronic transmission).

6.10                        Compensation. A Manager, in his or her capacity as such, is not entitled to receive any compensation for such Manager’s services, except as otherwise determined by the Board; except that the Company shall reimburse a Manager for reasonable actual out-of-pocket expenses of attendance, if any, incurred by such Manager in respect of his or her attendance at each Board Meeting. Nothing contained herein is to be construed to preclude or limit any Manager from serving any Company Entity in any other capacity and receiving compensation for such service.

6.11                        Committees. The Board is permitted from time to time, pursuant to a resolution of the Board that has been Approved by the Board, create such committees of the Board that are composed of such Managers and that have such authority and responsibilities as set forth in such resolution.

ARTICLE 7

OFFICERS

7.1                               Qualifications and Appointment.

(a)                                 An Officer need not be, but is permitted to be, a Member or a Manager. Any number of titles can be held by the same Officer.

(b)                                 Subject to Section 7.1(c) and (d), the Officers are to be appointed by Approval of the Board.

(c)                                  (i)                                     SFX-IDT N.A. Holding, and only SFX-IDT N.A. Holding, is entitled to (subject to Section 7.1(c)(ii), in SFX-IDT N.A. Holding’s sole discretion) and shall appoint a Co-CEO and the CFO (collectively, as so appointed, the “SFX-Designated Officers”). The initial SFX-Designated Officers are set forth in Exhibit C under the heading “SFX-Designated Officers” and are hereby deemed to be duly appointed.

(ii)                                  If Finkel (or any other Co-CEO-Operations) resigns from, is removed from, or otherwise no longer serves in his position as the Co-CEO-Operations, then SFX-IDT N.A. Holding will be entitled to appoint a replacement Co-CEO-Operations, but only if ID&T International consents to such appointment, which consent ID&T International shall not unreasonably withhold, delay, or condition. For purposes of the immediately foregoing sentence, ID&T International will be deemed to not be unreasonably withholding, delaying, or conditioning ID&T International’s consent to SFX-IDT N.A. Holding’s proposal to appoint an individual as the Co-CEO-Operations to replace Finkel (or any other Co-CEO-Operations), in such capacity if: (A) such individual is an Affiliate of any Person that competes with ID&T International’s business at the time of such proposal; (B) ID&T International has had prior dealings with such individual that were unsatisfactory to ID&T International, or (C) ID&T International reasonably determines that such individual would, upon appointment as the Co-CEO-Operations, have a conflict of interest with respect to such individual’s responsibilities as the Co-CEO-Operations (including as a result of services that such individual has provided or at the time of such proposal is providing to SFX-IDT N.A. Holding or a subsidiary of SFX-IDT N.A. Holding). SFX-IDT N.A. Holding’s right to appoint any Co-CEO-Operations other than Finkel is subject to this Section 7.1(c)(ii).

(d)                                 ID&T International, and only ID&T International, is entitled to (in ID&T International’s sole discretion) and shall appoint a Co-CEO (the “Co-CEO-Creative”) and the Company’s Chief Creative Officer (as so appointed, collectively with the Co-CEO-Creative, the “ID&T-Designated Officers”). The initial ID&T-Designated Officers are set forth in Exhibit C under the heading “ID&T-Designated Officers” and are hereby deemed to be duly appointed.

7.2                               Authority and Responsibility of Officers.

(a)                                 Subject to Section 7.2(b):

(i)                                     each SFX-Designated Officer hereby has the authority and duties that are customarily associated with such SFX-Designated Officer’s title pursuant to the Delaware General Corporation Law, subject to any restriction (whether specific or general) that SFX-IDT N.A. Holding has placed upon such SFX-Designated Officer; except that the Co-CEO-Operations will have primary responsibility and oversight of the non-Event-related and non-Promotion aspects of the Company’s operations, which responsibility and oversight includes financial planning with respect to the Company’s operations and non-Event-related budgeting and oversight;

(ii)                                  each ID&T-Designated Officer hereby has the authority and duties that are customarily associated with such ID&T-Designated Officer’s title pursuant to the Delaware General Corporation Law, subject to any restriction (whether specific or general) that ID&T International has placed upon such ID&T-Designated Officer; except that the ID&T-Designated Officers will collectively have exclusive creative control over Events, including control over the Company’s Promotion of Events, and Brands, merchandise and intellectual property relating to Events, and the sole right to approve or reject the Brands used with respect to the Promotion of such Events (and the manner in which such Brands are so used), the expenditures with respect to such Events, and the location of such Events; and

(iii)                               each Non-Designated Officer hereby has the authority and duties that are customarily associated with such Non-Designated Officer’s title pursuant to the Delaware General Corporation Law, subject to any restriction (whether specific or general) that the Board has placed upon such Officer and subject to any authority (whether specific or general) that the Board has granted to such Officer.

(b)                                 No Officer has any authority to make any expenditure or take any action that is not within the scope of his or her authority.

(c)                                  Notwithstanding anything to the contrary herein, an Officer’s rights in his or her capacity as an Officer are subject to the other terms hereof, including those actions requiring the Approval of the Board and those actions requiring Approval of the Members.

7.3                               Removal, Resignation and Filling of Vacancy of Officers.

(a)                                 Any Officer is permitted to resign at any time by giving written notice to the Company, and such resignation will take effect on the date of the receipt of that notice or any later time specified in that notice. Unless otherwise specified in such a notice, the acceptance of such resignation will not be necessary to make it effective. Any such resignation will not in any way prejudice the rights, if any, of the Company or such Officer hereunder or otherwise.

(b)                                 A duly appointed Non-Designated Officer is to serve in the capacity delegated unless and until such delegation is revoked by the Board or such Non-Designated Officer resigns. The Board is permitted to remove any Non-Designated Officer, for any reason or for no reason, at any time

(c)                                  A duly appointed SFX-Designated Officer is to serve in the capacity delegated unless and until such delegation is revoked by SFX-IDT N.A. Holding in SFX-

IDT N.A. Holding’s sole and absolute discretion (with or without cause) or such SFX-Designated Officer resigns. SFX-IDT N.A. Holding, and only SFX-IDT N.A. Holding, is permitted to remove any SFX-Designated Officer, for any reason or for no reason, at any time; except that SFX-IDT N.A. Holding is not entitled to remove or alter the duties, authority, or title of any SFX-Designated Officer without Board Approval if doing so could trigger, upon such action or with the lapse of time, an obligation of the Company to pay any amounts (other than severance payments or other benefits customarily associated with the removal for cause of an Officer in such SFX-Designated Officer’s position or with the removal of an at-will employee).

(d)                                 A duly appointed ID&T-Designated Officer is to serve in the capacity delegated unless and until such delegation is revoked by ID&T International in ID&T International’s sole and absolute discretion (with or without cause) or such ID&T-Designated Officer resigns. ID&T International, and only ID&T International, is permitted to remove any ID&T-Designated Officer, for any reason or for no reason, at any time; except that ID&T International is not entitled to remove or alter the duties, authority, or title of any ID&T-Designated Officer without Board Approval if doing so could trigger, upon such action or with the lapse of time, an obligation of the Company to pay any amounts (other than severance payments or other benefits customarily associated with the removal for cause of an Officer in such ID&T-Designated Officer’s position or with the removal of an at-will employee).

(e)                                  A vacancy in office because of death, resignation, removal or otherwise is to be filled in the manner prescribed herein for regular appointments to that office.

7.4                               Compensation of Officers. The Officers will be entitled to receive compensation from the Company as Approved by the Board.

ARTICLE 8
CERTAIN OPERATIONS OF THE COMPANY

8.1                               Promotion of Events.  The Board shall authorize the Company to Promote at least six Events in each Fiscal Year (beginning with the Fiscal Year ended December 31, 2013), at least four of which must use the “Sensation” Brand, at least one of which must use the “Mysteryland” Brand, and at least one of which must use the “Defqon1” Brand. If (a) an SFX-Designated Manager votes to approve the Company’s Promotion of Events such that, were such Events Approved by the Board (even if the Board did not Approve the Promotion of a sufficient number and type of Events), the obligation set forth in the immediately foregoing sentence would be satisfied, then such SFX-Designated Manager will be deemed to have satisfied his or her obligation under the immediately foregoing sentence and (b) an ID&T-Designated Manager votes to approve the Company’s Promotion of Events such that, were such Events Approved by the Board (even if the Board did not Approve the Promotion of a sufficient number and type of Events), the obligation set forth in the immediately foregoing sentence would be satisfied, then such ID&T-Designated Manager will be deemed to have satisfied his or her obligation under the immediately foregoing sentence.

8.2                               Certain SFX-Promoted Events.

(a)                                 Q Hardstyle. If SFX or a Subsidiary of SFX (other than any Company Entity and other than any ID&T Worldwide Entity) Promotes an Event or a stage at an Event that is a “harddance” or “hardstyle” Event or stage, respectively, then SFX shall (or shall cause such Subsidiary to) first offer Q-Dance the right to host such Event or stage (upon arms’-length terms); except that SFX is not required to (and is not required to cause such Subsidiary to) first offer Q-Dance such right if SFX or such Subsidiary is prohibited pursuant to the terms of a Contract to which SFX or such Subsidiary is a party from extending such first offer to Q-Dance.

(b)                                 SFX-Organized Events. If SFX or a Subsidiary of SFX (other than any Company Entity and other than any ID&T Worldwide Entity) Promotes an Event or enters into a promotional or sponsorship arrangement and a Company Entity provides signage or other services in connection with such Event or arrangement, then SFX shall provide ID&T International with a methodology for calculating the amount of income that SFX or such Subsidiary received in respect of such Event or arrangement that should be allocated to such Company Entity. If ID&T International disputes any such methodology, then ID&T International is permitted to refer the matter for resolution pursuant to Article 15.

8.3                               Allocation of Brand License Fees. The license fee payable by the Company under the License Agreement in respect of a given Brand will be allocated as an expense of the Event for which that Brand is being used.

8.4                               Promotion of Events by the Company. The Company shall work with local partners or SFX’s Subsidiaries as necessary so that the Company can Promote Brand-related Events in local markets. Any reasonable direct costs Approved by the Board and related to Promoting any such Event will be part of that Event budget, including promoter fees; except that, if the Company Promotes a Brand-related Event through SFX or through an SFX Subsidiary, then the direct costs related to promoting such Event (including marketing or venue costs) will be billed to that Event budget, but no overhead, administrative costs, and/or promoter fees related to promoting an Event will be billed to the Company. Notwithstanding the immediately foregoing sentence, if such Event is Promoted by an Entity in which SFX owns less than a 100% interest, then a portion of the promoter fees billed by such Entity equal to the portion of such Entity that SFX does not own will be part of that Event budget. All income generated by or attributable to the use of the Brands in North America by the Company or any Affiliate thereof shall be allocated to the Company (or a Subsidiary of the Company as directed by the Company).

8.5                               Certain Company Expenses.

(a)                                 The Company shall pay for the following expenses: (i) the reasonable costs of relocating ID&T International personnel to the United States in connection with the operation of the Business (including the relocation to the United States of van Straalen and his family and Jansen and his family), and the Parties acknowledge the Company has paid all or a substantial portion of such costs incurred to date; (ii) costs associated with the Company’s use of ID&T International’s office space (but only to the extent that such costs relate to the Company’s operations); and (iii) the payroll expenses of van Straalen and Jansen and other personnel employed from time to time by the Company, in each case that are Approved by the Board.

(b)                                 Except as provided in Section 8.5(a), unless the Board Approves otherwise, the Company will not be responsible for paying any SFX-IDT N.A. Holding or ID&T International overhead or administrative costs that SFX-IDT N.A. Holding or ID&T International incurs in connection with operating the Company.

8.6                               Affiliate Transactions. Except as set forth herein, the Company and the Initial Members shall not (and shall not cause or permit any of their respective Subsidiaries to) enter into any Contract or transaction between any Company Entity, on the one hand, and any Initial Member or any Affiliate of any Initial Member, on the other hand, unless the terms of such Contract or transaction are fully disclosed to the Board and such Contract is fair and equivalent to the revenue and costs that would be agreed in an at arm’s-length negotiation for such services or assets. For purposes of this Section 8.6, each ID&T Party is deemed to be an Affiliate of each other ID&T Party.

8.7                               Payment of the NAJV Loan. If SFX or SFX-IDT N.A. Holding, in each case at its sole discretion, directs the Company to repay the NAJV Loan by transferring all or any portion of the Company’s rights with respect to the NAJV Advance, then the Company shall so transfer such rights to the SFX Lender and such transfer will be deemed to have been Approved by the Board and Approved by the Members.

ARTICLE 9

ALLOCATIONS

9.1                               Allocations of Net Profits and Net Losses.

(a)                                 General. After taking into account the special allocations set forth in Section 9.2, and subject to Section 9.1(b), the Net Profits and Net Losses for each Allocation Year shall be allocated among the Members in the manner that will cause their Capital Accounts to proportionately equal, as closely as possible, the excess of (i) the amount that would be distributable to the Members under Section 10.2 if the Company were dissolved, its affairs wound up and (A) all Company Assets were sold on the last day of the Allocation Year for cash equal to their respective Gross Asset Values (except Company Assets actually sold during such Allocation Year shall be treated as sold for the consideration received therefor), (B) all Company liabilities were satisfied (limited, with respect to each “partner nonrecourse liability” and “partner nonrecourse debt,” as defined in Regulations Section 1.704-2(b)(4), to the Gross Asset Value of the Company Assets securing such liabilities) and (C) the net assets were immediately distributed in accordance with Section 10.2 to the Members over (ii) such Member’s share (if any) of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of Company Assets.

(b)                                 Limitation on Loss Allocations. If any allocation of Net Losses would cause a Member to have an Adjusted Capital Account Deficit, those Net Losses instead shall be allocated to the other Members pro rata until their Capital Accounts are reduced to zero, and any remaining Net Losses will be allocated to each Member in accordance with the relative number of Units held by such Member, as determined by the Board.

9.2                               Special Allocations. The following allocations shall be made prior to the allocations set forth in Section 9.1 and in the following order and priority:

(a)                                 Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this ARTICLE 9, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 9.2(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)                                 Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this ARTICLE 9, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member that has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 9.2(b) is intended to comply with the minimum gain chargeback requirement in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), then items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 9.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE 9 have been tentatively made as if this Section 9.2(c) were not in this Agreement.

(d)                                 Gross Income Allocation. If a Member has an Adjusted Capital Account Deficit at the end of any Allocation Year, then such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.2(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE 9 have been made as if Section 9.2(c) and this Section 9.2(d) were not in this Agreement.

(e)                                  Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f)                                   Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be allocated to each Member in accordance with the relative number of Units held by such Member, as determined by the Board.

(g)                                  Section 754 Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of such Company Asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated (i) to the Members in accordance with their respective interests in the Company, if Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or (ii) to the Member to which such distribution was made, if Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)                                 Curative Allocations. The allocations set forth above in Section 9.1(b) and Section 9.2(a) through 9.2(g) (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 9.2(h). Therefore, notwithstanding any other provisions of this ARTICLE 9 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to this ARTICLE 9 without regard to the Regulatory Allocations.

9.3                               Other Allocation Rules.

(a)                                 Net Profits, Net Losses and any other items of income, gain, loss, or deduction shall be allocated to the Members pursuant to this ARTICLE 9 as of the last day of each Allocation Year; except that Net Profits, Net Losses, and such other items shall also be allocated at such times as the Gross Asset Values of Company Assets are adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value.

(b)           For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

(c)           The Members acknowledge the U.S. federal, state and local income tax consequences of the allocations made by this ARTICLE 9 and shall report their respective shares of Company income and loss for U.S. federal, state and local income tax purposes in a manner consistent with this ARTICLE 9.

9.4          Tax Allocations; Code Section 704(c) Allocations.

(a)           Except as otherwise provided in this Section 9.4, each item of Company income, gain, loss and deduction for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this ARTICLE 9, except that if such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses, deductions and credits for U.S. federal income tax purposes will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their respective Capital Accounts.

(b)           In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its initial Gross Asset Value using the “traditional allocation method” permitted under Regulations Section 1.704-3(d).

(c)           In the event the Gross Asset Value of any Company Assets is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such Company Assets shall take account of any variation between the adjusted basis of such Company Assets for U.S. federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(d)           Any elections or other decisions relating to such allocations shall be made by the Board, in any manner that reasonably reflects the purpose and intention hereof. Allocations pursuant to this Section 9.4 are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision hereof.

ARTICLE 10
DISTRIBUTIONS

10.1        Tax Distributions. So long as the Company is treated as a partnership for U.S. federal income tax purposes, to the extent funds of the Company are available for distribution by the Company (as determined by the Board in the Board’s sole discretion), the Board shall cause the Company to distribute to the Members with respect to each Fiscal Quarter, ratably among the Members based upon the respective number of Units held by each Member, an amount of cash (a “Tax Distribution”) that in the good faith judgment of the Board equals (a) the amount of taxable income of the Company in respect of such Fiscal Quarter (net of taxable Net Losses of the Company in respect of prior Fiscal Quarters and not previously taken into account under this clause (a)), multiplied by (b) the Assumed Tax Rate. Notwithstanding anything else herein, neither SFX-IDT N.A. Holding nor ID&T International shall have any obligation to make any capital contribution or provide any other funding to the Company at any time at which the Company has insufficient funds to make a Tax Distribution to the Members as set forth in this Section 10.1.

10.2        Other Distributions. Except as otherwise set forth in Section 10.1 or 10.2 or as unanimously determined by the Board, the Company shall make, at any time or from time to time, a distribution of Surplus Cash at such time to the holders of Units in the following manner:

(a)           first, 100% of such distribution to SFX-IDT N.A. Holding until SFX-IDT N.A. Holding has received a cumulative return per annum pursuant to this clause (a) equal to the Floating Rate with respect to each unreturned SFX Capital Contribution as of such time (such cumulative return, the “Preferred Return”), which Preferred Return is to be calculated, with respect to each such SFX Capital Contribution, from the date on which such SFX Capital Contribution was made;

(b)           second, after making all distributions required in respect of such distribution under the immediately foregoing clause (a), 50% of the remaining portion of such distribution to SFX-IDT N.A. Holding and 50% ratably to the Members based upon the respective number of Units held by the Members until SFX-IDT N.A. Holding has received an amount equal to SFX-IDT N.A. Holding’s aggregate unreturned SFX Capital Contributions as of such time; and

(c)           third, after making all distributions required in respect of such distribution under the immediately foregoing clauses (a) and (b), 100% of the remaining portion of such distribution ratably to the Members based upon the respective number of Units held by such Members.

No less than annually, the Board shall meet to consider whether the Floating Rate in effect at the time of such Board Meeting should be adjusted. The Floating Rate will be adjusted upon the unanimous Approval of the Board and, upon such adjustment, this Agreement will thereby be deemed amended to reflect the Floating Rate, as so adjusted, and the Company will thereby be permitted to insert and replace the pages of this Agreement, as appropriate, to reflect such amendment.

10.3        Withholding. Notwithstanding anything to the contrary herein, (a) each Member hereby authorizes the Company to withhold and pay over, or otherwise pay, any withholding or other taxes payable by the Company (pursuant to the Code or any other provision of U. S.

federal, or state or local or other law) with respect to such Member or as a result of such Member’s participation in the Company, including as a result of any distribution to such Member and (b) if and to the extent that the Company is required to withhold or pay any such taxes, such Member will be deemed for all purposes hereof to have received a payment from the Company as of the time such withholding or other tax is required to be paid, which payment will be deemed to be a distribution with respect to such Member’s Units to the extent that the Member (or any successor to such Member’s Units (or the Economic Interest with respect thereto)) is then entitled to receive a distribution. If the aggregate of such payments to a Member for any period exceeds the distributions that such Member would have received for such period but for such withholding, the Company shall notify such Member as to the amount of such excess and such Member shall promptly contribute to the Company, and shall indemnify the Company for, such amount.

ARTICLE 11
BOOKS, RECORDS, ACCOUNTING AND FINANCIAL STATEMENTS

11.1        Reporting and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Business, including all books and records necessary to provide any information and copies of documents required to be provided pursuant to applicable Law. All matters concerning the determination of the relative amount of allocations and distributions among the Members pursuant to ARTICLE 9 and ARTICLE 10, accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms hereof are to be determined by the Board, the determination of which shall be final and conclusive as to all Members absent manifest error.

11.2        Financial Statements; Accounting.

(a)           SFX-IDT N.A. Holding, and only SFX-IDT N.A. Holding, is entitled to appoint the Company’s external auditor, subject to ID&T International’s approval of such auditor (which approval ID&T International shall not unreasonably withhold, delay, or condition). SFX-IDT N.A. Holding’s right to appoint the Company’s external auditor is conditioned the scope of such auditor’s engagement covering the reporting requirements of both Initial Members. The Members and the Board acknowledge that the audit of the Company’s financial statements will initially be performed by E&Y.

(b)           Each Member acknowledges that SFX and its Affiliates intend to consolidate the Company’s operations for financial accounting purposes. Each Member, other than SFX-IDT N.A. Holding, shall not consolidate the Company’s operations for financial accounting purposes and shall not take any action or position that is inconsistent with the consolidation of the Company’s operations with SFX for financial accounting purposes. Subject to their respective rights and obligations pursuant to this Agreement, the License Agreement, and the other documents and instruments executed and delivered in connection therewith, each Member and the Board shall take such action, at the expense of such Member or the Company, respectively, as might be reasonably necessary to ensure such consolidation.

(c)           The Parties intend that the Company’s Fiscal Year will be the same as SFX’s fiscal year (as might from time to time be adjusted). Each Party and the Board shall take such action, at the expense of such Party or the Company, respectively, as might be reasonably necessary at any time to ensure that the Company’s Fiscal Year is the same as SFX’s fiscal year at such time. If at any given time the Company’s Fiscal Year is different from ID&T International’s financial year, then, upon ID&T International’s request, the Company shall, at the Company’s sole expense, provide information to ID&T International so as to enable ID&T International to prepare ID&T International’s annual accounts.

(d)           The Board shall cause the Company’s financial statements to be prepared and audited annually in accordance with US GAAP and US GAAS and, if a Qualified IPO occurs, then at the level of disclosure required for financial statements required to be filed with the SEC. The Company shall provide ID&T International with access to and with additional information necessary to reconcile the Company’s financial statements to Dutch GAAP, in order for ID&T International to be able to include ID&T International’s interest in the Company in ID&T International’s annual accounts.

(e)           The expenses incurred in connection with the preparation of the Company’s financial statements will be an expense of the Company and, for the avoidance of doubt, any other costs associated with the registration, listing, or initial public offering of SFX common stock (including preparatory filings with the SEC), will be an expense of SFX.

(f)            (i)            The Board shall cause the Company to prepare and shall provide to the Members, as soon as practicable after the end of each Fiscal Quarter, an unaudited balance sheet as of the end of such Fiscal Quarter and a statement of cash flows and an income statement for such Fiscal Quarter, together with a comparison against the Annual Budget relating to the Fiscal Year in which such Fiscal Quarter is included and against the financial statements for the analogous Fiscal Quarter for the prior Fiscal Year (if such financial statements exist), in each case based upon US GAAP and including information for the conversion of such financial statements to Dutch GAAP.

(i)            The Board shall cause the Company to prepare and shall provide to the Members, as soon as practicable after the audit of the Company’s financial statements in respect of each Fiscal Year, an audited balance sheet as of the end of such Fiscal Year and an audited statement of cash flows and an audited income statement for such Fiscal Year, together with a comparison against the Annual Budget relating to such Fiscal Year and against the financial statements for the for the prior Fiscal Year (if such financial statements exist), in each case based upon US GAAP and including information for the conversion of such financial statements to Dutch GAAP.

ARTICLE 12
TAX MATTERS

12.1        Tax Matters Member.

(a)           SFX-IDT N.A. Holding is hereby designated as the Tax Matters Member. The Tax Matters Member is hereby authorized and required to represent the Company at the direction of the Board (at the expense of the Company) in connection with all examinations of the affairs of the Company by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and reasonable costs associated therewith. The Board is permitted to change or otherwise designate the Tax Matters Member.

(b)           The Tax Matters Member shall take such action as might be reasonably necessary to cause each other eligible Member to become a “notice partner” within the meaning of Code Section 6231(a)(8). To the extent and in the manner provided by applicable Code sections and Regulations thereunder, the Tax Matters Member (i) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (ii) shall keep the Members reasonably informed of all administrative and judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes. Notwithstanding anything in this Agreement to the contrary, the Tax Matters Member, in its capacity as such, shall not, without the prior approval of the Initial Members, such approval not to be unreasonably withheld, conditioned or delayed, (i) extend the statute of limitations for the assessment of any tax, (ii) file a petition for judicial review of a “final partnership administrative adjustment” within the meaning of Section 6226(a) of the Code, (iii) file a tax claim, on behalf of the Company, in any court, (iv) submit any request for administrative adjustment on behalf of the Company, or (v) bind the Members to any tax settlement. The Tax Matters Member shall notify the other Members within five Business Days after it receives notice from the IRS (or any state and local tax authority), of any administrative proceeding with respect to an examination of, or proposed adjustment to, any Company tax items.

12.2        Tax Returns, Information Returns to Members. The Company shall cause to be prepared and timely filed all U.S. federal, state, and local income tax returns or other returns or statements required by applicable law. The Company shall, to the extent permitted by applicable law, elect (or refrain from electing) any income or other tax elections or otherwise take such tax positions as the Board, in its discretion, determines necessary or advisable. The Members shall not take any position on their individual tax returns inconsistent with the reporting of tax items on the Company’s tax return. The Company shall deliver to each Member (or its legal representatives) no later than 120 days after the end of each year or, at the Company’s option, as soon as reasonably practicable after such 120-day period, U.S. Internal Revenue Service Schedule K-1 (or substantially similar report setting forth in sufficient detail information which shall enable each Member (or its legal representatives) to prepare its income tax returns).

12.3        Partnership Status for Income Tax Purposes. The Members intend that the Company is to be treated as a partnership for U.S. federal, state, and local income tax purposes, and the Company shall not elect, and the Board shall not permit the Company to elect, to be treated as an association taxable as a corporation for U.S. federal, state, or local income tax purposes under Regulations Section 301.7701-3 or under any corresponding provision of state or local law. Each Member and the Company shall file all tax returns consistent with such treatment. This characterization, solely for such tax purposes, does not create or imply a general partnership among the Members for state law or any other purpose.

12.4        Section 754 Election. If requested by a transferring Member, the Company is permitted to elect, effective for the taxable year in in which the applicable Transfer is effected, to adjust the basis of the Company property as permitted and provided in Sections 734 and 743 of the Code.

ARTICLE 13
TRANSFER OF UNITS, ECONOMIC INTERESTS, AND OTHER SECURITIES

13.1        Restriction on Transfers. Except as otherwise permitted pursuant to this ARTICLE 13, and except for any Transfers of SFX Common Stock that are expressly permitted under other Contracts to which SFX and any ID&T Parties are party, (a) each Member shall not Merge with any Person (or enter into any Contract that contemplates any such transaction) and shall not directly or indirectly (including through the Transfer of Securities in one or more direct or indirect Subsidiaries of such Member) Transfer any Units or any Economic Interest that such Member holds (or enter into any Contract that contemplates any such transaction), and (b) each Ultimate Shareholder shall not Merge with any Person (or enter into any Contract that contemplates any such transaction) and shall not directly or indirectly Transfer, and shall not cause or permit the Transfer of (whether through the Transfer of Securities in an Intermediate Entity or otherwise), any Securities that represent a direct or indirect interest in the Company (or enter into any Contract that contemplates any such transaction). Each Person that is or becomes a Member or Ultimate Shareholder will continue to be bound by this ARTICLE 13 with respect to and for so long as such Member or Ultimate Shareholder holds any Units directly or indirectly. Any Transfer (of Units or otherwise) other than in accordance with this ARTICLE 13 will be void (and, in the case of any such purported Transfer of Units, the Company shall not record any such Transfer upon its books).

13.2        Permitted Transfers. Subject to Section 13.3, the following Transfers are permitted (any such Transfer that is not prohibited pursuant to Section 13.3, a “Permitted Transfer”):

(a)           the Transfer by a Member or Ultimate Shareholder of any Units directly or indirectly held by such Person to any of the following Persons: (i) any Person that, at the time of such Transfer, is an Affiliate of such Person, and (ii) any other Member or Ultimate Shareholder;

(b)           the pledge by a Member of any Units to a lender in connection with a financing for the benefit of such Member or such Member’s Affiliates; but only if the pledge agreement or other Contract governing such pledge provides that, if any Person forecloses upon such Units in respect of such pledge, then that Person will be entitled only to the Economic Interest in such Units (and not any voting or control rights with respect to such Units);

(c)           (i) the Merger of any SFX Entities, (ii) the Transfer of all (but not less than all) of the Units and Economic Interests that an SFX Party directly or indirectly holds, and (iii) the Transfer by any of the SFX Entities of any Securities in an Intermediate Entity with respect to such SFX Entity, in each case (A) as part of a corporate reorganization of any of the SFX Entities (other than the ID&T Worldwide Entities or the Company Entities) where the ultimate holders of beneficial interests in such Securities or of such SFX Entities are the same both immediately prior to and immediately following such reorganization, (B) in connection with the sale of all or substantially all of the assets of the SFX Entities (other than the ID&T Worldwide Entities or the Company Entities), or (C) in connection with (I) the Merger of SFX, (II) the acquisition of a controlling interest in SFX, or (III) one or a series of related transactions after which none of the SFX Entities (individually or collectively with other SFX Entities) owns a controlling interest in the Entity that ultimately owns SFX’s business after such transaction or transactions;

(d)           the Merger of SFX with another Person; or

(e)           the Transfer by an Ultimate Shareholder or by any Intermediate Entity of any Securities in an Intermediate Entity with respect to such transferor if, upon such Transfer, the transferee (i) is a wholly owned Subsidiary of such Ultimate Shareholder and (ii) agrees to be bound hereby to the same extent as such Ultimate Shareholder (in such Ultimate Shareholder’s capacity as an indirect holder of Units), including under Articles 13, 16, and 17.

13.3        Prohibited Transfers.

(a)           Generally. Unless the Board reasonably determines otherwise, any Transfer of Securities that is otherwise permitted hereunder will not be permitted hereunder and will be void if:

(i)            such Transfer would, in the opinion of counsel to the Company, cause the Company to cease to be classified as a partnership for U.S. federal or state income tax purposes;

(ii)           such Transfer requires the registration of any Securities pursuant to any applicable Laws;

(iii)          such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974;

(iv)          such Transfer results in a violation of applicable Law;

(v)           such Transfer is made to any Person that lacks the legal right, power, or capacity to own such Securities;

(vi)          other than with respect to Permitted Transfers under Section 13.2(b), the Company does not receive copies of written instruments

(including a Joinder Agreement), in a form reasonably satisfactory to the Board, evidencing such Transfer and pursuant to which:

(A)          if such Transfer involves the Transfer to a transferee of Units or Economic Interests, then such transferee agrees to be bound by the terms hereof as a Member in respect of any such Units and Economic Interests;

(B)          if such Transfer involves the Transfer to a transferee of an Indirect Interest with respect to SFX, then such transferee agrees to be bound by the terms hereof as an SFX Party in respect of such Indirect Interests; and

(C)          if such Transfer involves the Transfer to a transferee of an Indirect Interest with respect to ID&T International, then such transferee agrees to be bound as an Ultimate ID&T Shareholder in respect of such Indirect Interest; or

(vii)         other than with respect to Permitted Transfers under Section 13.2(b), with respect to any Transfer of any Indirect Interests with respect to any Member, Units, or Economic Interests, each Person through which an Ultimate Shareholder directly or indirectly owns any of such Indirect Interests, Units, or Economic Interests is already (or contemporaneously with such Transfer agrees pursuant to a Joinder Agreement to be) bound as an Ultimate Shareholder.

(b)           Further Limitations.

(i)            In order to permit the Company to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary herein, no Transfer of any Unit will be permitted or recognized by the Company (within the meaning of Regulations Section 1.7704-1(d)) and the Company shall not issue any Units if and to the extent that such Transfer or issuance would cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h), including the look-through rule in Regulations Section 1.7704-1(h)(3)).

(ii)           Notwithstanding anything to the contrary herein, each Member shall not Transfer any Unit if such Transfer would affect the Company’s existence or qualification as a limited liability company under the Act.

13.4        Rights of Assignees. Until such time, if any, as a transferee of any Transfer of Units permitted pursuant to this ARTICLE 13 is admitted to the Company as a Member pursuant to Section 13.5: (a) such transferee will be an Assignee only, with respect to such Units, and will only be entitled to receive, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar items to which the transferring Member would be entitled in respect of such Units and assuming the transferee were a Member solely for such purposes; (b) such Assignee will not be entitled to exercise any other rights or powers of a Member, and such other rights or powers will remain with the transferring Member;

and (c) the transferring Member will remain a Member with respect to the Units Transferred (except to the extent provided in clause (a) of this Section 13.4), even if such Member has Transferred all of its Units or its entire Economic Interest in the Company to one or more Assignees. Subsequent Transfers of Units or Economic Interests transferred to an Assignee will be subject to this ARTICLE 13 to the same extent as Transfers of Units or Economic Interests by a Member.

13.5        Admission of Assignees as Members; Joinder of Additional Parties.

(a)           Admission of Assignees as Members.

(i)            Subject to Section 13.2(b), an Assignee will become a Member with respect Units that have been Transferred to such Assignee only if and when each of the following conditions are satisfied:

(A)          the assignor of such Units gives written notice to the Company requesting that the Assignee be admitted as a Member with respect to such Units and setting forth the name and address of the Assignee, the Units transferred and the effective date of the Transfer; and

(B)          the Company receives a Joinder Agreement signed by the Assignee and such other written documents effecting such Transfer in a form reasonably satisfactory to the Board.

(ii)           Upon the admission of any Person as a Member, (A) the Member Schedule will thereby be deemed amended to reflect the name, address, and Units of such Member and to eliminate or adjust, if necessary, the name, address, and Units of the applicable transferor Member and (B) the Company will thereby be permitted to replace the then-existing Member Schedule with a copy of the Member Schedule that reflects such amendments.

(b)                                 Joinder of Additional Parties.

(i)            If an Indirect Interest with respect to SFX is Transferred to a transferee in accordance with the terms hereof, then such transferee will thereby be bound as an SFX Party in respect of such Indirect Interest.

(ii)           If an Indirect Interest with respect to ID&T International is Transferred to a transferee in accordance with the terms hereof, then such transferee will thereby be bound as an Ultimate ID&T Shareholder in respect of such Indirect Interest.

13.6        Withdrawal of Members Upon Admission of Assignee. If a Member has Transferred all of its Units in the Company to one or more Assignees, then such Member will be deemed withdrawn from the Company as a Member only if and when all such Assignees have been admitted as Members in accordance herewith. A Member will not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Act. So long as a Member continues to own or hold any Units, such Member will not be entitled to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company will be void.

13.7        Incapacity of Member. Upon the Incapacity of a Member, such Member’s Units will automatically be converted to an Economic Interest only, with respect thereto, and such Member (or its executor, administrator, trustee, or receiver, as applicable) will thereby be deemed an Assignee for all purposes hereof with respect to the same Economic Interest as was held by such Member prior to its Incapacity (but without any other rights of a Member unless the holder of such Economic Interest is admitted as a Member pursuant to Section 13.5).

13.8        Death of a Member. The death of a Member will not operate to dissolve the Company. Upon the death of a Member, the Company shall continue to conduct its business and the Units owned by the deceased Member will thereby be transferred pursuant to such Member’s will or by operation by law, as the case might be, subject to the terms hereof.

ARTICLE 14
FIDUCIARY DUTIES, EXCULPATION, INDEMNIFICATION AND INSURANCE

14.1        Standards of Conduct.

(a)           To the extent that any Member or Manager, in his or her capacity as such (each, in such capacity, a “Fiduciary Party”) has, at law or in equity, duties (including fiduciary duties) to the Company, any other Member or any Person that is subject to the terms hereof, such Fiduciary Party acting in good faith in accordance with this Agreement will not be liable to the Company, any Member or any other Person in respect of any breach of any such duty for its good faith reliance on the provisions hereof. To the extent that the provisions hereof restrict or eliminate the duties of a Fiduciary Party otherwise existing at law or in equity, such provisions replace such duties to the greatest extent permitted under applicable Law.

(b)           Whenever a Fiduciary Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing in its discretion, under a similar grant of authority or latitude, or without an express standard of behavior, then such Fiduciary Party (i) will be entitled to consider only such interests and factors, including its own, as it desires, (ii) will be entitled, among other things, to exercise voting rights in respect of Units that such Fiduciary Party holds (or for which such Fiduciary Party has the right to exercise such vote), or to exercise voting rights in such Fiduciary Party’s capacity as a Manager, based solely upon the economic interests of such Fiduciary Party or the Member with which such Fiduciary Party is Affiliated, and (iii) will, to the fullest extent permitted by applicable Law, have no duty or obligation to consider any other interests or factors whatsoever; except, that nothing herein will be deemed to limit a Fiduciary Party’s obligation to act in good faith with respect to matters involving the Company, the Members and this Agreement.

(c)           Whenever a Fiduciary Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing with an express standard of behavior (including standards such as “reasonable” or “good faith”), then such Fiduciary Party shall comply with such express standard but will not be subject to any other, different or additional standard imposed by this Agreement or otherwise applicable Law.

(d)                                 Without limiting the generality of Sections 14.1(a), (b), (c), and (e), but subject to the other provisions hereof (including Section 14.1(f)):

(i)                                     no Fiduciary Party hereby has or will have any duty to refrain from directly or indirectly engaging in a business opportunity in the same or similar business activities or lines of business in which any Company Entity now engages or proposes to engage;

(ii)                                  the Company hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that might be a business opportunity for any Fiduciary Party or any Company Entity; and

(iii)                               if a Fiduciary Party acquires knowledge of a potential transaction or other business opportunity that might be a business opportunity for such Fiduciary Party and any Company Entity, such Fiduciary Party will have no duty to communicate or offer such transaction or other business opportunity to the any Company Entity.

(e)                                  It is the express intent of the Parties that each Fiduciary Party will be and hereby is relieved of any and all fiduciary duties that might otherwise arise out of or in connection with this Agreement or the relationships created or evidenced hereby or thereby, other than to act in good faith with respect to the Company, the Members and this Agreement.

(f)                                   This ARTICLE 14 will not abrogate or limit any other provision hereof or in any other Contract to which a Fiduciary Party is or becomes a party.

14.2                        Liability. Except as otherwise provided by the Act, the Company’s debts, obligations and Liabilities, whether arising in contract, tort or otherwise, will be solely the Company’s debts, obligations and Liabilities, and no Manager or Member will be obligated personally for any such debt, obligation or Liability solely by reason of being a Manager or Member.

14.3                        Exculpation.

(a)                                 No Covered Person will be liable to the Company or to any other Covered Person in respect of any Suits, Orders, losses, damages, penalties, dues, fines, costs, amounts paid in settlement, Liabilities, obligations, expenses (including all attorneys’ and experts’ fees), interest, fees, and other costs of enforcement by reason of any act taken or not taken by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person hereby; except that the foregoing will not apply to the extent that a Loss was incurred by reason of such Covered Person’s gross negligence, fraud or willful misconduct.

(b)                                 A Covered Person will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Net Profits, Net Losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

14.4                        Indemnification.

(a)                                 To the fullest extent permitted by applicable Law, a Covered Person will be entitled to indemnification from the Company in respect of any Loss incurred or suffered by such Covered Person by reason of any act taken or not taken by such Covered Person (including alleged breaches of fiduciary duty) in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person hereby, except that no Covered Person will be entitled to be indemnified hereunder in respect of any Loss incurred or suffered by such Covered Person by reason of gross negligence, fraud or willful misconduct with respect to such acts or omissions; except that any indemnity under this Section 14.4(a) will be provided out of and to the extent of Company Assets only, and neither any Manager nor any other Member will have any personal liability with respect to such indemnity.

(b)                                 The Company is permitted, but only if so Approved by the Board in its sole and absolute discretion, indemnify any employee or agent of the Company or any other Person (each such employee agent or other Person, a “Specified Person”) for any Loss incurred or suffered by such Specified Person by reason of any act taken or not taken by such Specified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Specified Person by the Company, except that no Specified Person will be entitled to be indemnified in respect of any Loss incurred or suffered by such Specified Person by reason of gross negligence, fraud or willful misconduct with respect to such acts or omissions; except that any indemnity under this Section 14.4(b) will be provided out of and to the extent of Company Assets only, and neither any Manager nor any other Member will have any personal liability with respect to such indemnity.

14.5                        Expenses. To the fullest extent permitted by applicable Law, but subject to Board Approval, the Company might from time to time advance expenses (including legal fees) that a Covered Person incurs in defending any Suit prior to the final disposition of such Suit upon the Company’s receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 14.5. If and only if the Board, in its sole and absolute discretion, Approves, then the Company is permitted to advance expenses (including legal fees and expert fees) incurred by a Specified Person in defending any Suit.

14.6                        Insurance. The Company is permitted to purchase and maintain insurance for the Business, to the extent and in such amounts as the Board deems prudent in its sole and absolute discretion, on behalf of Covered Persons, Specified Persons and such other Persons as the Board might Approve in its sole and absolute discretion, against any Liability that might be asserted against or expenses that might be incurred by any such Person in connection with the activities of the Company or such indemnitees, regardless of whether the Company would have the power to indemnify such Person against such Liability under the provisions hereof. The Company is permitted to enter into indemnity contracts with Covered Persons, Specified Persons and such other Persons as the Board Approves in its sole and absolute discretion and is permitted to adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 14.4 and containing such other procedures regarding indemnification as the Board might Approve in its sole and absolute discretion.

ARTICLE 15
DISPUTES AND BINDING ARBITRATION

15.1                        Disputes.

(a)                                 If there is a dispute regarding the terms of this Agreement, any Party’s performance of such Party’s obligations hereunder, or the conduct of the Business that does not require Board Approval or the breach of or non-compliance with this Agreement, then each Initial Member shall use such Initial Member’s commercially reasonable efforts to cause the Co-CEO designated by such Initial Member to negotiate in good faith with the Co-CEO designated by the other Initial Member in an effort to resolve such dispute. If such dispute is not resolved on or before the date that is 10 days after an Initial Member first attempts to cause such Initial Member’s designated Co-CEO to negotiate to resolve such dispute, or if any of the Co-CEOs is unavailable or refuses to negotiate in good faith for three days during such 10-day period, then, upon the request of any Co-CEO or any Initial Member, the Initial Members shall promptly submit such dispute to the Board.

(b)                                 If a dispute described in Section 15.1(a) is submitted to the Board pursuant to Section 15.1(a), then the Board shall meet as promptly as practicable thereafter and shall negotiate in good faith to resolve such dispute. If, prior to the date that is 20 days after such matter has been submitted to the Board as described in the immediately foregoing sentence, the Board Approves a resolution to such dispute, then the Board shall reflect such resolution in minutes or a written resolution duly adopted and placed in the records of Board Meetings. If, as of the start of the 20th day after such dispute has been submitted to the Board as described in the first sentence of this Section 15.1(b), the Board has not resolved such dispute as described in the immediately foregoing sentence, then, upon the request of any Manager or any Initial Member, the Members and the Board shall promptly submit such dispute to the Senior Representatives for resolution pursuant to Section 15(c).

(c)                                  If, prior to the date that is 30 days after a dispute or other matter has been submitted to the Senior Representatives pursuant to Section 5.6(d), 6.9(c) or 15.1(b) (any such dispute or other matter, a “Dispute”), the Senior Representatives resolve such matter by providing written evidence of such resolution to the Board, then the Board will thereby deemed to have Approved such Dispute and the Company shall file such written evidence with the records of Board Meetings. If, as of the start of the 30th day after such Dispute has been submitted to the Senior Representatives as described in Section 5.6(d), 6.9(c) or 15.1(b), the Senior Representatives have not provided written evidence to the Board as described in the immediately foregoing sentence, then, upon the request of any Senior Representative or any Member, the Members shall promptly submit such Dispute to JAMS for resolution pursuant to binding arbitration (“Binding Arbitration”) in accordance with Section 15.2.

15.2                        Binding Arbitration.

(a)                                 Submission to JAMS. All Disputes submitted to Binding Arbitration pursuant to Section 15.1(c) or otherwise shall be finally resolved by arbitration in accordance with the then existing Rules of JAMS, as supplemented by the further requirements of this Section 15.2. Such arbitration is to be conducted by three arbitrators (each, an “Arbitrator”), one designated by each Initial Member and the third designated by the first two appointed Arbitrators, in each case who agree to comply with the terms and procedures of this Section 15.2. If, within 10 days after such Dispute is submitted to Binding Arbitration, an Initial Member has not designated an Arbitrator, then the other Initial Member is permitted to so designate such Arbitrator.

(b)                                 Procedure. Within 20 days after submitting a Dispute to Binding Arbitration, each Initial Member shall provide the other Initial Member and the Arbitrators with a statement explaining the specific facts such Initial Party contends support such initial Party’s claims or basis in such Dispute, including acts or omissions by the other Initial Party that such first Initial Party believes constitute a breach of this Agreement, all of the terms and provisions of this Agreement that such first Initial Party believes have been breached, the names and addresses of each Person that such first Initial Party believes has knowledge supporting such Initial Party’s claim, and a concise statement of damages, including the means by which the claimed damages were calculated and the facts upon which the calculation(s) were based. Each Initial Party shall provide the other Initial Party and the Arbitrators with such statement and a copy of all documents in such first Initial Party’s possession or control that such first Initial Party contends support such first Initial Party’s claim. The requirements of this Section 15.2(b) are intended to supplement, and therefore are in addition to, the Rules and procedural requirements of JAMS. In particular, the exchanges of documents and information required by such paragraphs are to be in addition to any discovery that is permitted under the rules of JAMS or that the Arbitrators might otherwise authorize in the arbitration.

(c)                                  Opinion; Enforceability; Expenses. The Arbitrators are to be required to render a reasoned written opinion in support of their final decision, setting forth findings of fact, legal analysis, and, subject to the limitations set forth herein, the award. The decision rendered by the Arbitrators will be final and binding upon the Parties. Judgment upon the decision and any award made by the Arbitrators is permitted to be entered in any court of competent jurisdiction. The non-prevailing Initial Party in any Binding Arbitration (as determined by the Arbitrators) shall pay the reasonable fees and expenses

(including reasonable attorneys’ fees and costs) of the prevailing Initial Party. The Initial Parties will otherwise be responsible for their own expenses in connection with such Binding Arbitration.

(d)                                 Confidentiality. To the extent permitted by applicable Law, the Parties shall keep the arbitration proceeding confidential and the arbitration panel must issue appropriate protective orders to safeguard such confidentiality. The Parties agree to keep confidential any documents exchanged between them pursuant to the arbitration and the content of any testimony or written documents submitted pursuant to the arbitration. Each Party not shall make (or instruct the arbitration panel to make) any public announcement with respect to the proceedings or decision of the arbitration panel without prior written consent of each other Parties involved in the arbitration. The Parties and the arbitration panel shall keep the existence of any dispute submitted to arbitration, and the award in confidence, except as required in connection with the enforcement of such award or as otherwise required by applicable Law.

(e)                                  Language; Place of Arbitration. Any arbitration proceedings described in this Section 15.2 are to be conducted in the English language and are to take place in the Borough of Manhattan, the City of New York.

(f)                                   Exclusive Dispute-Resolution Process. The Parties acknowledge that the procedures set forth in this Section 15.2 are the exclusive means by which any Dispute can be resolved.

15.3                        Conduct of Parties and Operations.

(a)                                 Neither the existence of a Dispute, the pending settlement of a Dispute, nor the resolution procedures set forth in this ARTICLE 15 will operate (i) to dissolve or terminate the Company’s existence or to terminate this Agreement, (ii) limit or relieve any Party from such Party’s ongoing duties and obligations hereunder, or (iii) limit or extinguish any right that any Party might otherwise have hereunder, in law or in equity.

(b)                                 If a Dispute occurs, then the Initial Parties acknowledge that the Company will operate without undue interruption in a manner most likely to continue its operations in the ordinary course of business without materially increasing its obligations or otherwise deviating in any material respect from the Annual Plan then in effect.

ARTICLE 16

CONFIDENTIALITY

16.1                        Confidentiality Obligations. Subject to the other terms of this ARTICLE 16, each ID&T Party shall not directly or indirectly (including through one or more Entities) use and shall not directly or indirectly (including through one or more Entities) disclose (whether orally or in writing) to any other Person any Confidential Information. Each ID&T Party acknowledges that the unauthorized use or disclosure of Confidential Information could destroy the value thereof and cause irreparable harm to any SFX Entities. Each ID&T Party shall use, and shall cause such ID&T Party’s Affiliates to use, at least the same level of care and protection of Confidential Information as such ID&T Party uses to prevent unauthorized use and unauthorized disclosure

(whether orally or in writing) of such ID&T Party’s own confidential information (but in no event less than a reasonable standard of care).

16.2                        Certain Limitations on Confidentiality Obligations.

(a)                                 Disclosure Required by Law, Etc. Each ID&T Party is permitted to disclose Confidential Information to the extent required by Law (as determined by such ID&T Party’s outside legal counsel), but only if such ID&T Party promptly notifies SFX of the specifics of such requirement, if permitted by Law, uses commercially reasonable efforts to limit such disclosure and to obtain confidential treatment or a protective order for such Confidential Information, and, if permitted by Law, allows SFX and SFX Subsidiaries to participate in such process undertaken to protect such Confidential Information. Each Party shall reasonably cooperate with the other Parties in connection with such process to protect such Confidential Information. In the absence of a protective order or other appropriate remedy, each ID&T Party is permitted to disclose only that portion of such Confidential Information that is legally required (as determined by such ID&T Party’s outside legal counsel) to be disclosed.

(b)                                 Other Exceptions. The restrictions on use and disclosure of Confidential Information set forth in Section 16.1 will not apply to information that:

(i)                                     was generally available to the public at the time of its communication to such ID&T Party; or

(ii)                                  becomes generally available to the public, through no breach by such ID&T Party or any of such ID&T Party’s Affiliates or Representatives of any contractual or other obligation of confidentiality applicable to such Person in respect thereof (including this Article 16), after the communication of such Confidential Information to such ID&T Party.

16.3                        Term. The obligations on an ID&T Party provided for in Section 16.1 expire on the date that is the later of (a) the five-year anniversary of the date on which such ID&T Party became a Party and (b) the day after the last day of the Restricted Period with respect to such ID&T Party; except that the obligations provided for in Section 16.1 will survive forever with respect to any Confidential Information that is a trade secret.

ARTICLE 17
NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT

17.1                        Non-Competition.

(a)                                 Subject to clause (ii) of the last paragraph of the section of the Option Agreement entitled “TRANSFERS OF COMPANY SHARES” (or, if applicable, subject to any definitive Contract containing and superseding such clause), each Party (other than the Company), during the Restricted Period with respect to such Party, shall not (and shall cause such Party’s Affiliates (other than any such Affiliate that is an ID&T Worldwide Entity and other than any such Affiliate that is a Company Entity) to not), directly or indirectly (whether as principal, agent, officer, Director, partner, employee, independent contractor, equityholder, licensor, or otherwise, and whether separately or in concert with one or more other Persons), engage, participate, assist in, manage, or provide any services as a consultant or in any other capacity to, any Person or business that is or that was formed with a purpose of becoming or engaging in a Competing Activity.

(b)                                 Notwithstanding Section 17.1(a), but subject to the other terms hereof:

(i)                                     if the License Agreement is terminated with respect to any Brand, then using such Brand will not be considered to be a Competing Activity;

(ii)                                  the SFX Entities, whether collectively or separately, are permitted to Promote electronic dance music Events and exploit associated intellectual property in all locations (other than with respect to the Brands);

(iii)                               the SFX Entities, whether collectively or separately, are permitted to Promote Events, within or outside of North America, using brands, trademarks, or trade names owned or licensed by any SFX Entity (other than with respect to the Brands);

(iv)                              ID&T International is permitted to perform under any Contract or arrangement in effect prior to October 26, 2012 to which ID&T International or any of ID&T International’s Subsidiaries is a party; and

(v)                                 ID&T International is permitted to use the Brands as expressly permitted under the License Agreement.

(c)                                  SFX shall use SFX’s commercially reasonable efforts to avoid Promoting (and to cause the SFX Entities (other than any ID&T Worldwide Entities and any Company Entities) to avoid Promoting) Events that would reasonably be expected to diminish the value of or interfere with the use of the Brands (including by virtue of the timing and location of any such Event).

17.2                        Non-Solicitation.

(a)                                 Each SFX Party, during the Restricted Period with respect to such SFX Party, shall not (and shall cause such SFX Party’s Affiliates (other than any such Affiliate that is an ID&T Worldwide Entity, and other than any such Affiliate that is a Company Entity) to not), directly or indirectly: (i) intentionally interfere with the relationship between any of the Company Entities, on the one hand, and any Person that is at any time during such Restricted Period a Key Company Entity Contact, on the other hand; (ii) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) any Person that is at any time during such Restricted Period an employee of any Company Entity, except for those employees whose employment has been previously terminated by such Company Entity and except for general solicitations for employment that are not targeted at any such employees; or (iii) take any action that is intended to divert from any Company Entity any business opportunity that is within the scope of the business as then conducted by any Company Entity.

(b)                                 Each Restricted Party, during the Restricted Period with respect to such Restricted Party, shall not (and shall cause such Restricted Party’s Affiliates (other than any such Affiliate that is an ID&T Worldwide Entity and other than any such Affiliate that is a Company Entity) to not), directly or indirectly: (i) intentionally interfere with the relationship between any of the SFX Entities, on the one hand, and any Person that is at any time during such Restricted Period a Key SFX Entity Contact, on the other hand; (ii) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) any Person that is at any time during the such Restricted Period an employee of any SFX Entity, except for those employees whose employment has been previously terminated by such SFX Entity and except for general solicitations for employment that are not targeted at any such employees; or (iii) take any action that is intended to divert from any SFX Entity any business opportunity that is within the scope of the business as then conducted by any SFX Entity.

17.3                        Non-Disparagement. Each Party shall not and shall use such Party’s commercially reasonable efforts to cause such Party’s Affiliates to not (whether directly or indirectly, whether separately or in concert with one or more other Persons, and whether in writing or orally) defame or disparage any Company Entity, any employee, officer, Director, or other key personnel of any Company Entity, or any products or services provided by any Company Entity; except that the restrictions set forth in this Section 17.3 will not prevent any Party from exercising (or from causing or permitting such Party’s Affiliates to exercise) any rights of such Party (or such Affiliate) under any Contract (including this Agreement), or to bring a Suit for such Party failing to receive performance of any such rights.

ARTICLE 18
DISSOLUTION AND LIQUIDATION

18.1                        Limitations. The Company can be dissolved, liquidated, and terminated only pursuant to the provisions of this ARTICLE 18, and the Parties hereby irrevocably and unconditionally waive any and all other rights they might have to cause a dissolution of the Company or a sale or partition of any or all of the Company Assets.

18.2                        Exclusive Causes. Notwithstanding the Act, the following and only the following events will operate to cause the Company to be dissolved, liquidated and terminated by virtue of the occurrence thereof:

(a)                                 the unanimous consent of all Members to dissolve, liquidate, and terminate the Company (or to take action that would otherwise cause the dissolution, liquidation or termination of the Company);

(b)                                 the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act; except, that, notwithstanding anything to the contrary herein, each Member shall not make an application for the dissolution of the Company pursuant to Section 18-802 of the Act without the unanimous consent of all Members and any such purported application will be void;

(c)                                  the termination of the License Agreement; or

(d)                                 any time there are no Members, unless the Company is continued in accordance with the Act.

Any dissolution, liquidation or termination of the Company other than as provided in this Section 18.2 will be in contravention of the terms hereof.

18.3                        Effect of Dissolution. The dissolution of the Company will be effective on the day on which the event giving rise to such dissolution occurs, but, to the extent provided in the Act, the Company will remain in existing for the purposes of and until it has been wound up and the Company Assets have been distributed as provided in Section 18.5. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, will continue to be governed hereby.

18.4                        No Capital Contribution upon Dissolution. Each Member is entitled to look solely to the Company Assets for all distributions with respect to the Company, its Capital Contribution, its Capital Account and its share of Net Profits or Net Losses, and such Member will not have recourse therefor (upon dissolution or otherwise) against any other Member. Accordingly, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Member will have no obligation to make any Capital Contribution with respect to such deficit, and such deficit is not to be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

18.5                        Liquidation.

(a)                                 Upon the dissolution of the Company, the Board will act as liquidator or is permitted to appoint one or more other Persons as liquidators (as the case might be, the “Liquidators”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The Company shall bear the costs of liquidation as an expense. Until final distribution of the Company Assets, the Liquidators will be empowered to and shall continue to operate the Company Assets with all of the power and authority of the Board.

(b)                                 The Company is to be liquidated as follows:

(i)                                     The Liquidators shall pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the Liquidators might reasonably determine).

(ii)                                  As promptly as practicable after dissolution, the Liquidators must (A) determine the Fair Market Value (the “Liquidation FMV”) of the remaining Company Assets at such time (the “Liquidation Assets”), (B) determine the amounts to be distributed to each Member in accordance with Section 10.2, and (C) deliver to each Member a statement (the “Liquidation Statement”), which will be final and binding upon the Members, setting forth the Liquidation FMV and the amounts to be distributed in accordance with Section 10.2 and recipients of such distributions.

(iii)                               Promptly after the Liquidators have delivered the Liquidation Statement pursuant to in accordance with Section 18.5(b)(iii), the Liquidators must promptly distribute the Liquidation Assets to the Members in accordance with Section 10.2.

(iv)                              In making such distributions, the Liquidators shall allocate each type of Liquidation Assets among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such Member. The Net Profits and Net Losses for the Fiscal Year in which the Company is dissolved are to be allocated among the Members in such a manner as to cause, to the extent possible, each Member’s Capital Account to be equal to the amount to be distributed to such Member pursuant to Section 18.5(b)(iii).

(v)                                 The distribution of Liquidation Assets to a Member in accordance with the provisions of this Section 18.5(b) will constitute a distribution to the Member in complete satisfaction of its interest in the Company and all of the Company Assets and will constitute a compromise to which all Members hereby consent within the meaning of the Act. A Member will have no claim against any other Member in respect of funds that it has returned to the Company.

18.6                        Deferral; Distribution in Kind. Notwithstanding Section 18.5(a), if the Liquidator reasonably determines that an immediate sale of all or any portion of the Liquidation Assets would cause undue loss to the Members, then the Liquidator, in order to avoid such loss to the extent not then prohibited by the Act, is permitted to either defer liquidation of and withhold from distribution for a reasonable time any Liquidation Assets, except those necessary to satisfy the Company’s debts and obligations, or distribute the Liquidation Assets to the Members in kind.

ARTICLE 19

MISCELLANEOUS

19.1                        Notices. (a) To be valid for purposes hereof, any notice, request, demand, waiver, consent, approval, or other communication (any of the foregoing, a “Notice”) that is given pursuant hereto must be in writing and will be deemed given only as follows: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered to the recipient Party by a private, internationally recognized, overnight courier as established by the sender by evidence obtained from the courier; (c) if sent by facsimile to the recipient Party, then upon confirmation of transmission thereof and (i) if such transmission is received during normal business hours of the recipient, then on the date of such transmission as indicated in such confirmation, and (ii) if such transmission is not received during normal business hours of the recipient, then on the next Business Day after the date of such transmission as indicated in such confirmation; (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid; or (e) if delivered by email of a Notice in portable document format (.pdf), or other email attachment format, as an attachment to an email addressed to a recipient Party, then at the time at which the confirmation of receipt is generated by the recipient Party opening the email message (and creating a record of receipt of the transmission) or receipt of such email message is otherwise acknowledged by the recipient Party; and

(b)           if sent to a Member, then to the address, facsimile, email, as the case might be, set forth in the Member Schedule, together with a copy of such Notice delivered to the recipient identified immediately below such Member’s address (if any) at such recipient’s specified address or facsimile;

(c)           if sent to a Party other than a Member or the Company, then to the address, facsimile, or email, as applicable, set forth beneath such Party’s signature block on the signature pages hereto or on the signature page to a Joinder Agreement, as applicable, together with a copy of such Notice delivered to the recipient indicated to which such copy should be delivered; and

(d)           if sent to the Company, then to the following address or facsimile, as the case might be:

ID&T/SFX North America LLC
c/o SFX Entertainment, Inc.

430 Park Avenue

New York, NY 10022
Attention: Howard Tytel
Facsimile: (646) 561-6700

Email: htytel@reedsmith.com

with a required copy (the delivery of which will not constitute notice to the Company) to each of SFX-IDT N.A. Holding and ID&T International (as if each of SFX-IDT N.A. Holding and ID&T International were receiving such Notice directly).

Notwithstanding the foregoing contact information set forth or referenced in this Section 19.1, a Party is permitted to validly deliver a Notice pursuant hereto to such other address, facsimile, or email or to the attention of such Person or Persons as the recipient Party has specified by prior Notice (in accordance with Section 19.1) to the sending Party (or, in the case of counsel, to such other readily, ascertainable business address as such counsel might hereafter maintain). If more than one method for sending Notice as set forth in this Section 19.1 is used, then the earliest notice date established as set forth in this Section 19.1 will control for purposes of determining when such Notice is deemed to have been given.

19.2        Pre-Initial Public Offering Transaction.

(a)           Subject to any approvals required under any mandatory provisions of the Act, if at any time the Board Approves a Pre-Initial Public Offering Transaction, then each Member shall take such steps to effect such Pre-Initial Public Offering Transaction as might be reasonably requested by the Board, including transferring or tendering such

Member’s Units to a Newco in exchange or consideration for shares of equity Securities of such Newco (such equity Securities, “Newco Shares”), as determined by the Board.

(b)           The Newco Shares that a Member receives in connection with the applicable Pre-Initial Public Offering Transaction will be subject to (i) the restrictions on Transfer under ARTICLE 13, (ii) applicable restrictions under federal and state securities laws and (iii) any restrictions set forth in the agreements or other instruments relating to the applicable Initial Public Offering and/or such Pre-Initial Public Offering Transaction.

(c)           In connection with a Pre-Initial Public Offering Transaction, the Board shall, in good faith, determine the Fair Market Value of the Company Assets and/or Units transferred, the aggregate Fair Market Value of Newco, and the number of Newco Shares to be issued to each Member in exchange or consideration therefor in a manner consistent with Section 18.5(b). Neither the engagement of any appraisers nor any determination of value will affect the right of the Board to terminate any Pre-Initial Public Offering Transaction, which the Board is permitted to do at any time in its sole discretion.

19.3        Amendments; Waivers.

(a)           Except as otherwise expressly provided herein, this Agreement can be amended if, and only if, such amendment is in writing and is signed by each Party, other than the Ultimate ID&T Shareholders; except that each of Article 16 and 17 can be amended if, and only if, such amendment is in writing and is signed by each Party. Any amendment hereto that signed and delivered in accordance with this Section 19.3 will be effective as against all Parties, and, upon SFX’s request, each Party shall sign any such amendment that is so signed and delivered. Each ID&T Party (other than ID&T International) hereby appoints ID&T International and each Person that ID&T International might designate, individually, as such ID&T Party’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to sign any such amendment. The proxy and power of attorney granted by each ID&T Party as set forth in the immediately foregoing sentence is irrevocable during the term hereof, is deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and operates to revoke any and all prior proxies or powers of attorney that such ID&T Party might have granted with respect to the subject matter of such proxy. The power of attorney granted by each ID&T Party pursuant to this Section 19.3 is a durable power of attorney and will survive such ID&T Party’s incapacity, bankruptcy, or dissolution.

(b)           No waiver by any Party of such Party’s rights, powers, or privileges hereunder, will be binding against any other Party. No such waiver by a Party will be enforceable against such Party unless such waiver was given in a written instrument signed by such Party. The waiver by any Party of any of such Party’s rights, powers, or privileges hereunder arising because of any claimed breach, default, or misrepresentation under or with respect to a provision hereof, whether intentional or not, will not thereby extend (and will not be deemed to thereby extend) to any prior separate or subsequent breach, default, or misrepresentation, respectively, by such Party or by another Party and will not affect in any way any rights, powers, or privileges arising by virtue of any such prior separate or subsequent occurrence. No failure or delay by any Party in exercising any of such Party’s rights, powers, or privileges hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder or otherwise.

(c)           Emails, including emails that bear an electronic “signature block” identifying the sender, do not constitute signed writings for purposes of this Section 19.3.

19.4        Assignment. Except as expressly provided herein, each Party shall not, and shall not purport to, assign any of such Party’s rights hereunder, delegate any of such Party’s obligations hereunder, or delegate such Party’s performance in satisfaction of any conditions to any obligations of any other Party hereunder (and shall not enter into any Contract that requires any such assignment or delegation) without the prior written consent of each other Party, and any such purported assignment or delegation without obtaining such written consent will be void; except that a Member is permitted to assign its rights and delegate its obligations hereunder in connection with a Permitted Transfer by the Member in accordance with Section 13.2.

19.5        Governing Law. This Agreement is governed by, and is to be interpreted and enforced in accordance with, the internal Laws of the State of Delaware applicable to contracts entered into and performed entirely within the State of Delaware (pursuant to Section 2708 of the Delaware Code), without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. The Parties acknowledge that (a) this Agreement was negotiated by or on behalf of the Parties, in whole or in part, in the State of Delaware, (b) the Parties are delivering this Agreement in the State of Delaware, and (c) the State of Delaware has a substantial relationship to Parties and to the Transactions.

19.6        Consent to Jurisdiction and Venue. Subject to Section 15.1, each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of, and venue in, any state or federal court located in the State of Delaware (any such court, a “Permitted Court”) for the purposes of any Suit arising out of this Agreement or any of the Transactions, and in each case the appropriate appellate courts therefrom, and each Party shall not commence any such Suit in a court other than any Permitted Court. Service of any process, summons, notice, or document by personal delivery or by U.S. registered mail to a Party’s address set forth in Section 19.1 (or such other address if changed in accordance with Section 19.1) will be effective service of process for any such Suit. Each Party (a) hereby irrevocably and unconditionally waives any objection to the laying of venue of any Suit arising out of this Agreement or any Transaction in any Permitted Court, and (b) hereby irrevocably and unconditionally waives any objection that such Party might now or in the future have, and shall not plead or claim, that any such Suit brought in any Permitted Court has been brought in an inconvenient forum. A judgment in any Suit is permitted to be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. A Party’s submission to jurisdiction and venue set forth in this Section 19.6 does not constitute a general submission by such Party to service of process in the State of Delaware for any purpose other than as provided in this Section 19.6 and does not confer, and will not be deemed to confer, rights on any Person other than the Parties.

19.7        Counterparts. Each Party is permitted to execute this Agreement in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Each Party is permitted to deliver this Agreement to the other Parties by means of delivery of one or more counterpart signature pages via facsimile or as an attachment in portable document format (.pdf) or other email attachment format to an email addressed to the recipient Party. Any photographic copy, photocopy, or similar reproduction of this Agreement, any electronic file of this Agreement in portable document format (.pdf) (or other email attachment format), or any copy of this Agreement delivered by facsimile, in each case with all signatures reproduced on one or more sets of signature pages, will be considered as if it were manually executed.

19.8        Effectiveness. This Agreement will become effective in accordance with Section 19.20; except that, for purposes of Articles 3, 4, 5, 9, 10, and 12, SFX-IDT N.A. Holding will be deemed to have held 75 Units as of July 1, 2013 and ID&T International will be deemed to have held 25 Units as of July 1, 2013. The Company shall indemnify, defend, and hold harmless ID&T International for any United States income tax liability that ID&T International incurs based on a determination of an applicable taxing authority solely as a result of the entry into this Agreement in order to reflect a change in the ownership of the Membership Interests by the Members.

19.9        No Third-Party Beneficiaries. Except as provided in ARTICLE 14, no provision hereof is intended to confer, no provision hereof will confer, and no provision hereof will be deemed to confer benefits, rights, or remedies upon any Person other than upon the Parties, their respective successors, and their respective permitted assigns.

19.10      Entire Agreement. The SPA, this Agreement, and the other Ancillary Documents (as defined in the SPA) (a) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect to the subject matter hereof and thereof, (b) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and (c) supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties (including the Option Agreement, the NAJV JV Agreement, and the Pre-existing Confidentiality Agreements), whether oral or written, with respect to the subject matter hereof and thereof.

19.11      Captions. Titles, captions, and headings included herein are for convenience of reference only and are not to affect the meaning, construction, or interpretation hereof or of any provision hereof.

19.12      Severability. If any portion or provision hereof is to any extent determined to be illegal, invalid, or unenforceable by a court of competent jurisdiction, then the remainder hereof, and the application of such portion or provision in circumstances other than those as to which it is so determined to be illegal, invalid, or unenforceable, as applicable, will not be affected thereby. Without limiting the generality of the immediately foregoing sentence, if any portion or provision hereof is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal, or functional coverage, then such provision will be deemed to extend only over the maximum geographic, temporal, and functional scope as to which such court determines it is permitted to be enforceable.

19.13      Equitable Relief. Each Party acknowledges that the rights of each other Party hereunder and with respect hereto are special, unique, and of extraordinary character and that, if a Party breaches or threatens to breach any of such Party’s obligations hereunder, then each other Party (a) might experience irreparable harm as a result thereof and might be without an adequate remedy at law with respect thereto and (b) is permitted (except to the extent the satisfaction of such obligation has been waived by such non-breaching Party in accordance with the terms hereof), in addition to any remedies for damages or other relief, to institute and prosecute an action in any court of competent jurisdiction (subject to Section 19.6 and Article 15) for equitable relief (including specific performance, a temporary restraining order, and an injunction), without the requirement to post a bond.

19.14      Further Assurances. Each Party shall, without further consideration, prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and take such other action, as might be required by Law or reasonably necessary to effectively carry out the purposes hereof.

19.15      Business Days. If any date by which an action is to be taken, or by which a notice is to be provided, hereunder falls on a date that is not a Business Day, then such date will be deemed to refer to the first Business Day after such date.

19.16      Access to Counsel. Each Party acknowledges that such Party has had an adequate opportunity to consult with and to engage such Party’s own legal counsel in connection with the drafting, negotiation, execution, and delivery hereof, discussions relating hereto, and otherwise with respect hereto.

19.17      Employment. Nothing herein (a) creates an employer-employee relationship between any Company Entity, on the one hand, and any Party, on the other, (b) obligates any Company Entity to employ any Party or any Affiliate of any Party, or (c) prohibits or restricts any Company Entity from terminating, at any time or for any reason, the employment of any employee that is a Party or an Affiliate of a Party.

19.18      Board Action. The Board and the Members shall take such action to ensure that the Company complies with the Company’s obligations set forth herein.

19.19      Waiver of Jury Trial. To the extent permitted by Law, each Party irrevocably and unconditionally waives any right that such Party might have to a trial by jury in any Suit arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party acknowledges that: (a) such Party has considered the implications of the waiver in this Section 19.19; (b) such Party will continue to rely upon the waiver in this Section 19.19 in such Party’s future dealings arising out of or relating to this Agreement, and the Transactions contemplated hereby; and (c) this provision is a material inducement for such Party to enter into this Agreement and the Transactions contemplated hereby.

19.20      Effectiveness Conditioned Upon Closing.  Each Party acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, this Agreement shall come into force and effect only upon the SPA Closing.

[Signature page follows.]

The Parties are signing this Agreement as of the Signing Date.

ONE OF US INTERNATIONAL B.V.

By:	/s/ D.C.P. Stutterheim
Name: One of Us Holding B.V.
Title: Director
On behalf of One of Us Holding B.V.
Name: D.C.P. Stutterheim
Title: Director

By:	/s/ W.W. Tavecchio
Name: W.W. Tavecchio
Title: Director
On behalf of One of Us Holding B.V.
Name: W.W. Tavecchio
Title: Director

SFX-IDT N.A. HOLDING LLC

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: President

ID&T/SFX NORTH AMERICA LLC

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Co-Chief Executive Officer

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

SFX ENTERTAINMENT, INC.

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Vice Chairman

SFX ENTERTAINMENT, INC.
430 Park Avenue
New York, NY 10022
Attention: Howard Tytel
Facsimile: (646) 561-6700
Email: htytel@reedsmith.com

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attention: Aron Izower, Esq.
Facsimile: (212) 549-5450
Email: aizower@reedsmith.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

ONE OF US B.V.

By:	/s/ D.C.P. Stutterheim
Name: D.C.P. Stutterheim
Title: Director

By:	/s/ W.W. Tavecchio
Name: W.W. Tavecchio
Title: Director

ONE OF US B.V.
De Entrée 300
1101 EE Amsterdam
Attention: Chris Van Overbeeke
Facsimile: +31 (0)20-851 06 99
Email: chriso@id-t.com

With a copy to:

DLA Piper
1261 Avenue of the Americas
New York, NY 10020-1104
Attention: Jonathan Klein
Facsimile: (212) 884-8502
Email: jonathan.klein@dlapiper.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

W.H. TIMMERMAN BEHEER BV

By:	/s/ W.H. Timmerman
Name: W.H. Timmerman
Title:

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email: wildrik@q-dance.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

STICHTING ONE OF US

By:	/s/ D.C.P. Stutterheim
Name: D.C.P. Stutterheim
Title:

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email: dcp@id-t.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

W.W. TAVECCHIO BEHEER BV

By:	/s/ W.W. Tavecchio
Name: W.W. Tavecchio
Title:

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

MCH HOLDING BV

By:	/s/ D.C.P. Stutterheim
Name: D.C.P. Stutterheim
Title:

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email: dcp@id-t.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

STICHTING ADMINISTRATIEKANTOOR MCH

By:	/s/ D.C.P. Stutterheim
Name: D.C.P. Stutterheim
Title: Director

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email: dcp@id-t.com

STICHTING ADMINISTRATIEKANTOOR MCH

By:	/s/ A.L. Stutterheim-Wiebenga
Name: A.L. Stutterheim-Wiebenga
Title:

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email: lisca@sensation.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Wouter Tavecchio
WOUTER TAVECCHIO

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Duncan Stutterheim
DUNCAN STUTTERHEIM

Address: ###
###
###

Facsimile:

Email: dcp@id-t.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Willem Hendrik Timmerman
WILLEM HENDRIK TIMMERMAN

Address: ###
###
###

Facsimile:

Email: wildrik@q-dance.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Irfan Van Ewijk
IRFAN VAN EWIJK

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Bas Meijer
BAS MEIJER

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile: +31 20 8510699

Email: bas@sensation.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Eric Keijer
ERIC KEIJER

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Anne Louise Stutterheim-Wiebenga
ANNE LOUISE STUTTERHEIM-WIEBENGA

Address: ###
###
###

Facsimile:

Email: lisca@sensation.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Sander Vermeulen
SANDER VERMEULEN

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Rendert-Jan Brevoord
RENDERT-JAN BREVOORD

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Jonas Schmidt
JONAS SCHMIDT

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Henri Robert Gerard Werver
HENRI ROBERT GERARD WERVER

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Michael Hekking
MICHAEL HEKKING

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Tamil Van Draanen
TAMIL VAN DRAANEN

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Jeroen Jansen
JEROEN JANSEN

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Ritty Van Straalen
RITTY VAN STRAALEN

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile: +31 20 8510699

Email: Ritty@id-t.com

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Fatith Kahyaoglu
FATITH KAHYAOGLU

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Paul Brouwer
PAUL BROUWER

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Ibo Orgut
IBO ORGUT

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ M.W.A. Elbertse
MARCEL ELBERTSE

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Martijn van Daalen
MARTIJN VAN DAALEN

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Jan Lok
JAN LOK

Address: ###
###
###

Facsimile:

Email: jan@B2S.nl

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Olga Zegers
OLGA ZEGERS

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ P. Hillebrands
PETER HILLEBRANDS

Address:

Facsimile:

Email:

Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement

/s/ Sander Bijlstra
SANDER BIJLSTRA

Address:

Facsimile:

Email:

Exhibit A

As of July 1, 2013

Member	Address	Number of Units
One of Us International B.V.	One of Us International B.V.	25 Units
De Entrée 300
1101 EE Amsterdam
Attention: Chris Van Overbeeke
Facsimile: +31 (0)20-851 06 99
Email: chriso@id-t.com

With a copy to:

DLA Piper
1261 Avenue of the Americas
New York, NY 10020-1104
Attention: Jonathan Klein
Facsimile: (212) 884-8502
Email: jonathan.klein@dlapiper.com

SFX-IDT N.A. Holding LLC	SFX-IDT N.A. Holding LLC	75 Units
430 Park Avenue
New York, NY 10022
Attention: Howard Tytel
Facsimile: (646) 561-6700
Email: htytel@reedsmith.com

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attention: Aron Izower, Esq.
Facsimile: (212) 549-5450
Email: aizower@reedsmith.com

Exhibit B

Initial Managers

ID&T-Designated Managers

Duncan Stutterheim

Wouter Tavecchio

SFX-Designated Managers

Robert F.X. Sillerman

Sheldon Finkel

Richard Rosenstein

Exhibit C

Initial Designated Officers

ID&T-Designated Officers

Ritty van Straalen (Co-CEO-Creative)

[To be determined] (Chief Creative Officer)

SFX-Designated Officers

Shelly Finkel (Co-CEO-Operations)

Richard Rosenstein (CFO)

Exhibit D

Key Company Entity Personnel

Ritty van Straalen

[To be determined]